As filed with the Securities and Exchange Commission on September 30, 2005

                                                  Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                          DEEP FIELD TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in Its Charter)

          New Jersey                      7373                  20-1862733
 (State or Other Jurisdiction       (Primary Standard        (I.R.S. Employer
      of Incorporation or              Industrial           Identification No.)
         Organization)             Classification Code
                                         Number)

                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)

                                Jerome R. Mahoney
                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                     (Name, address and telephone number of
                               agent for service)

                                 with copies to:

                              Scott Rosenblum, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                           1177 Avenue of the Americas
                            New York, New York 10036
                                 (212) 715-9100
                           Telecopier: (212) 715-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                           Proposed
 Title of Each Class                       Maximum
 of Securities to be                      Aggregate
     Registered         Amount to be    Offering Price    Amount of Registration
                       Registered (1)         (2)                   Fee
--------------------------------------------------------------------------------
   Class A Common
 Stock, no par value
      per share        1,053,781,579      $10,537,816           $1,240 (3)
--------------------------------------------------------------------------------

(1) Includes 1,052,631,579 shares of Class A Common Stock issuable pursuant to an equity line of credit, 150,000 shares of Class A Common Stock issuable pursuant to a commitment fee and 1,000,000 shares of Class A Common Stock issuable pursuant to a placement agent fee.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 assuming a market value per share of $.01. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(3) Previously paid in connection with the Registrant's Form SB-2 Registration Statement File No. 333-120609, filed on November 18, 2004.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated September 30, 2005

                          Deep Field Technologies, Inc.
                  1,053,781,579 Shares of Class A Common Stock

      This prospectus relates to the offering of up to 1,053,781,579 shares of Deep Field Technologies, Inc. Class A Common Stock by certain persons who will become stockholders of Deep Field Technologies. Deep Field Technologies is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. Deep Field Technologies will, however, receive proceeds from the sale of Class A Common Stock under an equity line of credit pursuant to a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

      The selling shareholders will sell their shares of our Class A Common Stock that are registered pursuant to the registration statement of which this prospectus is a part at prevailing market prices or privately negotiated prices. The prevailing market prices for the shares will fluctuate based on the demand for the shares of Class A Common Stock.

      The selling stockholders consist of:

      o Cornell Capital Partners, as investor under the Standby Equity Distribution Agreement, who intends to sell an aggregate of up to 1,052,781,579 shares of Class A Common Stock; and

      o Monitor Capital, Inc., as holder of shares of Class A Common Stock, who intends to sell an aggregate of up to 1,000,000 shares of Class A Common Stock.

      These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 7.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with its purchase of shares of Deep Field Technologies' Class A Common Stock under the Standby Equity Distribution Agreement at a 5% discount to the prevailing market price of such common stock. In addition, Deep Field Technologies will pay to Cornell Capital Partners in shares of Deep Field Technologies Class A Common Stock a one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock (approximately 150,000 shares of Class A Common Stock) on or about the date of effectiveness of the registration statement of which this prospectus is a part. Deep Field Technologies has also agreed to permit Cornell Capital Partners to retain an amount equal to 6% of the proceeds received by Deep Field Technologies under the Standby Equity Distribution Agreement.

      Monitor Capital, Inc. is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it will receive as a placement agent fee from Deep Field Technologies in connection with the private placement of Deep Field Technologies' Class A Common Stock pursuant to its proposed equity line of credit with Cornell Capital Partners. Under the terms of a placement agent agreement, Deep Field Technologies has agreed to issue to Monitor Capital on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part. Any discount to market price is an underwriting discount.

      With the exception of Cornell Capital Partners and Monitor Capital, which are deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, no other underwriter or person has been engaged to facilitate the sale of shares of Class A Common Stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The date of this prospectus is ____________ ___, 2005.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY...........................................................1

SUMMARY OF THE OFFERING......................................................2

SUMMARY CONDENSED FINANCIAL INFORMATION......................................4

POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE ..................6

RISK FACTORS.................................................................7

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...................22

SELLING STOCKHOLDERS........................................................23

USE OF PROCEEDS.............................................................24

EQUITY LINE OF CREDIT.......................................................25

PLAN OF OFFERING............................................................27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
      OF OPERATIONS.........................................................29

OUR BUSINESS................................................................41

DEEP FIELD TECHNOLOGIES' MANAGEMENT.........................................46

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................51

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
      OTHER STOCKHOLDER MATTERS.............................................53

DESCRIPTION OF SECURITIES...................................................55

CHANGES IN ACCOUNTANTS......................................................60

INDEX TO FINANCIAL STATEMENTS..............................................F-1

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS...........................II-1

                               PROSPECTUS SUMMARY

Overview

      Deep Field Technologies, Inc., which we refer to in this prospectus as "Deep Field Technologies," "we", "us" or "the Company," was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. ("iVoice"). While iVoice has been engaged in the speech recognition software and computerized telephony business since 1997, iVoice management seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide Deep Field Technologies with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. In connection with the reorganization of iVoice, immediately prior to the distribution by dividend by iVoice to all of its stockholders of up to 10,050,000 shares of the Company's Class A Common Stock (the "Distribution") on August 5, 2005, iVoice transferred to Deep Field Technologies its Unified Messaging software business and related liabilities, including all intellectual property of iVoice relating to the Unified Messaging software business. As such, Deep Field Technologies now owns and operates iVoice's Unified Messaging software business. iVoice has retained cash assets of approximately $11.1 million, no part of which was or will be transferred to Deep Field Technologies and operating assets consisting of its iVoiceMail software and its portfolio of patents and patent rights. iVoice will also continue to seek additional operating income opportunities through potential acquisitions or investments.

      Deep Field Technologies is a development stage company. Deep Field Technologies may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of Deep Field Technologies. Deep Field Technologies may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, Deep Field Technologies has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

      Deep Field Technologies intends to continue to develop, market and license the Unified Messaging line of computerized telephony software. With Unified Messaging, e-mail, voice mail and faxes can be handled through a desktop computer or the telephone. All messages can be viewed and acted upon in order of importance via Microsoft Outlook or a web browser.
E-mail can also be retrieved over the phone, using text-to-speech, and responded to with a voice message including directed to a fax machine.

About Us

      Deep Field Technologies was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. Deep Field Technologies received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 2, Inc., a Nevada corporation and affiliate of Deep Field Technologies. These agreements, contracts, understandings and other instruments consisted of financing documentation, employment agreements and an administrative services agreement with iVoice. Since this assignment, iVoice Technology 2 has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of Deep Field Technologies in this prospectus, such references may be to an agreement, contract or other written instrument that had been entered into by iVoice Technology 2 and assigned to Deep Field Technologies.

      Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700. We will be setting up a company website, which will be located at www.deepfieldtechnology.com.

                             SUMMARY OF THE OFFERING

      This offering relates to the sale of Class A Common Stock by certain persons who are, or will become, stockholders of Deep Field Technologies. The selling stockholders consist of:

      o Cornell Capital Partners, as investor under the Standby Equity Distribution Agreement, who intends to sell an aggregate of up to 1,052,781,579 shares of Class A Common Stock; and

      o Monitor Capital, Inc., as the holder of shares of Class A Common Stock, who intends to sell an aggregate of up to 1,000,000 shares of Class A Common Stock.

      On August 12, 2004, Deep Field Technologies entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. (the "2004 Standby Equity Distribution Agreement"). On February 28, 2005, the Standby Equity Distribution Agreement was terminated. On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit.

      On September 9, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., pursuant to which we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of $10.0 million. The maximum amount of each advance amount is $500,000 per advance notice. A minimum of seven trading days must pass between each advance notice. Cornell Capital Partners, L.P. will purchase the shares of Class A Common Stock for a 5% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 6% of each advance under the equity line of credit, and will receive a one-time commitment fee, payable in shares of Deep Field Technologies Class A Common Stock, of 1.5% of the initial outstanding shares of Class A Common Stock (exclusive of shares issuable under the equity line of credit or upon conversion of the secured convertible debentures) on the date that the registration statement of which this prospectus is a part becomes effective. Cornell Capital Partners has informed us that it intends to sell any shares purchased under the equity line of credit at the then prevailing market price. The obligation of Cornell Capital Partners to purchase shares under the equity line of credit terminates upon the suspension of the effectiveness of the registration statement of which this prospectus is a part for an aggregate of fifty days or the failure of Deep Field Technologies to remedy a material breach of the Standby Equity Distribution Agreement within thirty days of receipt of notice. The initial closing under the

Standby Equity Distribution Agreement and each subsequent closing of a purchase and sale of shares are conditioned upon the satisfaction of customary conditions.

      On August 12 and November 19, 2004, Deep Field Technologies issued an aggregate of $400,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. On February 28, 2005, Deep Field Technologies' obligations under the secured convertible debentures were terminated and replaced with a secured promissory note representing the same principal amount, which note accrues interest at a rate of 12% per annum, but is not convertible into any equity security of Deep Field Technologies. On February 28, 2005, Deep Field Technologies borrowed an additional $100,000, included as part of the same note representing Deep Field Technologies' former obligations under the secured convertible debentures. In connection with the issuances of the secured convertible debentures, Deep Field Technologies paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, Deep Field Technologies received a credit for fees that would otherwise have been payable upon the issuance of the $500,000 in replacement notes. Deep Field Technologies paid Cornell Capital a fee of $10,000 in connection with its $100,000 borrowing. Deep Field Technologies' obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of its assets. iVoice has also guaranteed the payment of all amounts payable by Deep Field Technologies pursuant to the secured promissory note.

      In August 2004, Deep Field Technologies entered into an agreement with Sloan Securities Corporation for Sloan Securities to act as an agent for the private placement of shares of our Class A Common Stock to Cornell Capital Partners pursuant to the 2004 Standby Equity Distribution Agreement. On February 28, 2005, the placement agent agreement was terminated. On September 9, 2005, we entered into a placement agent agreement with Monitor Capital, Inc., under which we have agreed to issue to Monitor Capital on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part.

      This prospectus relates to the shares of Class A Common Stock to be issued to Cornell Capital Partners under the equity line of credit and the shares of Class A Common Stock to be issued to Monitor Capital as a placement agent fee.

Class A Common Stock Offered         1,053,781,579 shares by selling
                                     stockholders

Offering Price                       Market price

Class A Common Stock Outstanding     10,050,000 shares of Class A Common Stock
Before the Offering

Use of Proceeds                      We will not receive any proceeds of the
                                     shares offered by the selling stockholders.
                                     Any proceeds we receive from the sale of common stock under the equity line of credit will be used for sales and marketing, payment of administrative services, working capital purposes, acquisitions and repayment of the secured promissory note that we issued to Cornell Capital Partners on February 28,
                                     2005. See "Use of Proceeds."

Risk Factors                         The securities offered hereby involve a
                                     high degree of risk and immediate
                                     substantial dilution. You should read
                                     carefully the factors discussed under "Risk
                                     Factors" beginning on page 7. Several of the most significant risk factors include:

                                     o     Future sales by our stockholders may
                                           adversely affect our stock price and
                                           our ability to raise funds in new
                                           stock offerings.

                                     o     Existing stockholders will
                                           experience significant dilution from
                                           our sale of shares under the equity
                                           line of credit.

                                     o     The selling stockholders have
                                           informed us that they intend to sell
                                           their shares of common stock in the
                                           public market, which sales may cause
                                           our stock price to decline.

                                     o     The sale of our stock under our
                                           equity line of credit could
                                           encourage short sales by third
                                           parties, which could contribute to
                                           the further decline of our stock
                                           price.

                                     o     iVoice has in the past, and Deep
                                           Field Technologies may in the
                                           future, sell or issue additional
                                           unregistered convertible securities
                                           which are convertible into common
                                           shares of Deep Field Technologies,
                                           without limitations on the number of
                                           common shares the securities are
                                           convertible into, which could dilute
                                           the value of your holdings and could
                                           have other negative impacts on your
                                           investment.

                     SUMMARY CONDENSED FINANCIAL INFORMATION

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the company as a going concern.
Deep Field Technologies has traditionally operated as a non-reporting component of iVoice and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations. iVoice allocated operating costs to Deep Field Technologies. These allocations are reflected in the selling, general and administrative, cost of revenue and/or research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. Other general categories of operating expense, as well as other income and expense, have been allocated to Deep Field Technologies by iVoice based upon a ratio of revenue of Deep Field Technologies over total iVoice revenue for the applicable periods. Management believes that although the financial information was prepared on a pro forma basis, the cost of these services charged are a reasonable representation of the costs that would have been incurred if Deep Field Technologies had performed these functions as a stand-alone company. Deep Field Technologies relies on iVoice for administrative and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of Deep Field Technologies had it been a stand-alone company.


                                       SUMMARY CONDENSED FINANCIAL INFORMATION

                                                   For the Six       For the Six        For the        For the Year
                                                  Months Ended      Months Ended       Year Ended          Ended
                                                    June 30,           June 30,         December        December 31,
                                                      2005              2004            31, 2004           2003
                                                  ------------------------------------------------------------------

Statements of Operation
Data:
Sales                                              $     112         $   5,642         $   7,344        $   8,505
-------------------------------------------------------------------------------------------------------------------
Cost of sales                                           --               2,275             2,352            3,447
-------------------------------------------------------------------------------------------------------------------
Gross Profit                                             112             3,367             4,992            5,058
-------------------------------------------------------------------------------------------------------------------
Selling, general, and administrative Expenses        148,042            22,413           125,738           24,288
-------------------------------------------------------------------------------------------------------------------
Loss from operations                                (147,930)          (19,046)         (120,746)         (19,230)
-------------------------------------------------------------------------------------------------------------------
Other (expense)                                      (20,160)          (36,085)          (73,515)          (9,708)
-------------------------------------------------------------------------------------------------------------------
Net Loss                                           $(168,090)        $ (55,131)        $(194,261)       $ (28,938)
-------------------------------------------------------------------------------------------------------------------

                                     June 30,      December 31,     December 31,
                                       2005           2004             2003
                                    ---------       ----------      -----------

Balance Sheet Data:
--------------------------------------------------------------------------------
Current Assets                      $ 333,107       $ 302,883        $     390
--------------------------------------------------------------------------------
Intangibles                              --              --               --
--------------------------------------------------------------------------------
Liabilities                           645,939         447,625                0
--------------------------------------------------------------------------------
Stockholders' equity (deficiency)    (312,832)       (144,742)             390
--------------------------------------------------------------------------------

           POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE

      The net tangible book value of Deep Field Technologies as of June 30, 2005 was ($312,832) or ($0.03113) per share of Class A Common Stock. Net tangible book value per share is determined by dividing the tangible book value of Deep Field Technologies (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since no proceeds from this offering will be paid to Deep Field Technologies, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted if and when common stock is issued under the proposed equity line of credit. The amount of dilution will depend on the offering price and number of shares to be issued under the equity line of credit. The following example shows the dilution to new investors at an offering price of $0.01 per share.

      If we assume that Deep Field Technologies will issue 1,052,631,579 shares of Class A Common Stock under its equity line of credit at an assumed offering price of $0.01 per share (i.e., the maximum number of shares needed in order to raise a total of $10.0 million under the equity line of credit, excluding the commitment fee), less a retention fee of $600,000, offering expenses of $182,990, and $550,000 repayment of the promissory note plus interest, our net tangible book value as of June 30, 2005 would have been $8,354,178 or $0.00768 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.03881 per share and an immediate dilution to new stockholders of $0.00232 per share, or 23.2%. The following table illustrates the per share dilution:

Assumed public offering price per share                                $ 0.01000
Net tangible book value per share before this offering     ($0.03113)
Increase attributable to new investors                      $0.03881
                                                           ---------
Net tangible book value per share after this offering                  $ 0.00768
                                                                       ---------
Dilution per share to new stockholders                                 $ 0.00232
                                                                       =========

      The conversion price of our Class A Common Stock is based on the then-existing market price. In order to provide you an example of the dilution per share you may experience, we have prepared the following table showing the dilution per share at various assumed market prices ((1) assuming the Cornell conversion of $10,000,000, estimated commitment fees of 150,000 shares, Mr. Mahoney converts $190,000 of indebtedness, and the placement fee of $10,000):

-------------------------------------------------------------------------------
      Assumed Market             No. of Shares to          Dilution per Share
           Price                   be issued (1)            to New Investors
-------------------------------------------------------------------------------
          $0.0100                  1,077,531,579                  $0.00232
-------------------------------------------------------------------------------
          $0.0075                  1,436,658,772                  $0.00173
-------------------------------------------------------------------------------
          $0.0050                  2,154,913,158                  $0.00114
-------------------------------------------------------------------------------
          $0.0025                  4,309,676,316                  $0.00057
-------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the offering and Deep Field Technologies' business.

      If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of Deep Field Technologies could be materially adversely affected. If that happens, the trading price of Deep Field Technologies shares could decline significantly.

      The risk factors below contain forward-looking statements regarding the offering and Deep Field Technologies. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" below.

Risks Related to Our Business

Deep Field Technologies will face many of the difficulties that companies in the early stage may face.

      As a result of the Company's limited operating history, the currently difficult economic conditions of the telecommunications marketplace and the emerging nature of the unified messaging industry, it may be difficult for you to assess our growth and earnings potential. The Company believes that due primarily to the relatively brief time its Unified Messaging software has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face, as they are described herein. We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

Deep Field Technologies has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

      Although iVoice has operated as a reporting public company since 2000 and has sold computerized telephony software since 1997, Deep Field Technologies does not have an operating history as an independent public company. Historically, since the businesses that comprise each of Deep Field Technologies and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. iVoice operated the Unified Messaging software business from the fourth quarter of 1999 until August 5, 2005. Now that the Distribution has occurred, Deep Field Technologies is able to rely only on the Unified Messaging software business for such requirements. The Unified Messaging software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, the Company's business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Now that the Distribution has occurred, Deep Field Technologies will maintain its own credit and banking relationships and perform its own financial and investor relations functions. Deep Field Technologies may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

iVoice's operations demonstrate a history of net losses and cash flow shortfalls and the Company's likely will as well.

      iVoice, of which Deep Field Technologies was a part, has incurred recurring operating losses. iVoice used cash in operations of approximately $1,213,000 and $1,142,000 during the years ended December 31, 2004 and 2003, respectively, and has a history of net losses. iVoice had a cash balance of approximately $8,000,000 and $4,500,000 at December 31, 2004 and 2003,
respectively, and current assets exceeded current liabilities by approximately $5,100,000 and $3,200,000 at December 31, 2004 and 2003,
respectively. iVoice had stockholders' equity of approximately $5,400,000 and $3,400,000 at December 31, 2004 and 2003, respectively. The Unified Messaging software business had net losses of approximately $194,000 and $29,000 for the years ended December 31, 2004 and 2003, respectively, and used cash in operations of approximately $150,000 and $27,000 during the years ended December 31, 2004 and 2003, respectively. During the year ended December 31, 2004 and the six months ending June 30, 2005, substantially all of this financing was provided by Cornell Capital Partners. There can be no assurance that Deep Field Technologies will have operations separately that fare any better than those of iVoice.

Our historical information has limited relevance to our results of operations as a separate company.

      The historical financial information we have included in this prospectus does not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented or what our results of operations, financial position and cash flows will be in the future. This is because iVoice did not account for us as, and we were not operated as, a single stand-alone business for the periods presented. For more information about the preparation of our financial statements from the financial statements of iVoice, see "Summary Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Deep Field Technologies has received a going concern opinion from its independent auditors that describes the uncertainty regarding its ability to continue as a going concern.

      Deep Field Technologies has received a report from its independent auditors for the fiscal years ended December 31, 2004 and December 31, 2003 containing an explanatory paragraph that describes the uncertainty regarding the Company's ability to continue as a going concern due to its historical negative cash flow and because, as of the date of the auditors' opinion, the Company did not have access to sufficient committed capital to meet its projected operating needs for at least the next 12 months.

      Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our consolidated financial statements as a result of the going concern modification to the report of our independent registered public accounting firm. If we become unable to continue as a going concern, we could have to liquidate our assets, which means that we are likely to receive significantly less for those assets than the values at which such assets are carried on our consolidated financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts, if any, that holders of our common stock could receive in liquidation.

      There can be no assurance that management's plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions would have a material adverse effect on our business and operations and result in charges that would be material to our business and results of operations.

Deep Field Technologies' future revenue and operating results are unpredictable and may fluctuate, which could cause Deep Field Technologies' stock price to decline.

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

      o the timing of sales of our products and services, particularly in light of our minimal sales history;

      o the introduction of competitive products by existing or new competitors;

      o     reduced demand for any given product;

      o     difficulty in keeping current with changing technologies;

      o unexpected delays in introducing new products, new product features and services;

      o increased or uneven expenses, whether related to sales and marketing, product development or administration;

      o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

      o     the mix of product license and services revenue;

      o seasonality in the end-of-period buying patterns of foreign and domestic software markets;

      o     the market's transition between operating systems; and

      o     costs related to possible acquisitions of technology or businesses.

      Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

Deep Field Technologies has in the past and may in the future sell additional unregistered convertible securities, possibly without limitations on the number of shares of common stock the securities are convertible into, which could dilute the value of the holdings of current stockholders and have other detrimental effects on your holdings.

      We have relied on the private placement of convertible debentures and promissory notes to obtain working capital and may continue to do so in the future. As of the date of the registration statement of which this prospectus is a part, however, we have outstanding promissory notes. The $190,000 promissory note owing to Mr. Mahoney provides that, at Mr. Mahoney's option, principal and interest due on the note can be converted into shares of the Company's Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price of at which Deep Field Technologies had ever issued its Class A Common Stock. There is no limit upon the number of shares that we may be required to issue upon conversion of any of these obligations.

      In order to obtain working capital in the future, we intend to issue additional equity securities and convertible obligations.

      In the event that the price of our Class A Common Stock decreases, and our convertible obligations (or any other convertible obligations we may issue) are converted into shares of our Class A Common Stock:

      o the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly,

      o increased share issuance, in addition to a stock overhang of an indeterminable amount, may depress the price of our Class A Common Stock,

      o the sale of a substantial amount of convertible debentures to relatively few holders could effectuate a possible change in control of the Company, and

      o in the event of our voluntary or involuntary liquidation while the secured convertible debentures are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

      In addition, if the market price declines significantly, we could be required to issue a number of shares of Class A Common Stock sufficient to result in our current stockholders not having an effective vote in the election of directors and other corporate matters. In the event of a change in control of the Company, it is possible that the new majority stockholders may take actions that may not be consistent with the objectives or desires of our current stockholders.

      We are required to convert our existing convertible obligations based upon a formula that varies with the market price of our common stock. As a result, if the market price of our Class A Common Stock increases after the issuance of our convertible obligations, it is possible, that, upon conversion of our convertible obligations, we will issue shares of Class A Common Stock at a price that is far less than the then-current market price of our Class A Common Stock.

      If the market price of our Class A Common Stock decreases after issuance of our convertible obligations, upon conversion, we will have to issue an increased number of shares to the holders of our convertible obligations. Any sale of convertible obligations may result in a very large conversion at one time. If we do not have a sufficient number of shares to cover the conversion, we may have a risk of a civil lawsuit.

      For more information, please see "Potential Dilution Due to Conversion at Below Market Price."

If Deep Field Technologies loses the services of any key personnel, including our chief executive officer or our directors, our business may suffer.

      We are dependent on our key officers and directors, including Jerome R. Mahoney and Mark Meller, our Non-Executive Chairman of the Board and our President, Chief Executive Officer and Chief Financial Officer, respectively. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, Deep Field Technologies has entered into employment contracts with Jerome Mahoney and Mark Meller.

Our potential future business acquisitions may be unpredictable and may cause our business to suffer.

      Deep Field Technologies may seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of Deep Field Technologies. Deep Field Technologies may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on the Company's operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on the Company's business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. The inability of Deep Field Technologies to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of Deep Field Technologies. Furthermore, through the acquisition of additional businesses, Deep Field Technologies may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While Deep Field Technologies may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, Deep Field Technologies, in all likelihood, will have the ability to effect only a single business acquisition at one time. Currently, Deep Field Technologies has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

Members of the Company's Board of Directors and management may have conflicts of interest after the Distribution; Deep Field Technologies does not have any formal procedure for resolving conflicts in the future.

      Mr. Mahoney, a member of the board of directors, owns iVoice shares and has the right to convert $190,000 of indebtedness into 190,000 shares of Deep Field Technologies Class B Common Stock which are convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which Deep Field Technologies had ever issued its Class A Common Stock. In addition, Mr. Mahoney has the right to convert the amount of all accrued and unpaid interest on such indebtedness into one share of Deep Field Technologies Class B Common Stock for each dollar of accrued and unpaid interest. As of June 30, 2005, accrued and unpaid interest on this indebtedness was $32,110. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. In addition, Mr. Mahoney, the Non-Executive Chairman of the Board of Deep Field Technologies serves as the Chairman of the Board and Chief Executive Officer of iVoice and we anticipate that he will continue to serve in such capacities. These relationships could create, or appear to create, potential conflicts of interest when the Company's directors and management are faced with decisions that could have different implications for Deep Field Technologies and iVoice. For example, Mr. Mahoney may experience conflicts of interest with respect to the allocation of his time, services and functions among iVoice, Deep Field Technologies and any other projects. Other examples could include potential business acquisitions that would be suitable for either Deep Field Technologies or iVoice, activities undertaken by iVoice in the future that could be in direct competition with Deep Field Technologies, or the resolution of disputes arising out of the agreements governing the relationship between iVoice and Deep Field Technologies following the Distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public's perception of Deep Field Technologies following the Distribution. Furthermore, Deep Field Technologies does not have any formal procedure for resolving such conflicts of interest should they arise following the Distribution.

The Company's industry is characterized by rapid technological change and failure to adapt our product development to these changes may cause our products to become obsolete.

      We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

Deep Field Technologies stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses.

      On September 9, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to provide a $10 million standby equity line of credit. If working capital or future acquisitions are financed through the issuance of equity securities, such as through the sale of our Class A Common Stock on the terms of the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., Deep Field Technologies stockholders would experience significant dilution. In addition, the conversion of outstanding debt obligations into equity securities would have a dilutive effect on the Company's shareholders. Further, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the Deep Field Technologies Class A Common Stock.

      Except for the potential sale of our Class A Common Stock to Cornell Capital Partners on the terms of the Standby Equity Distribution Agreement, Deep Field Technologies currently has no expectations or plans to conduct future equity offerings. Management believes that if the transactions contemplated by the Standby Equity Distribution Agreement are consummated, the Company will have sufficient capital resources to conduct its business as currently planned over the 12-month period following the Distribution.

      Cornell Capital Partners is under no obligation to purchase shares of Class A Common Stock under the Standby Equity Distribution Agreement unless certain conditions are satisfied by Deep Field Technologies, including having the registration statement relating to such Class A Common Stock and of which this prospectus is a part declared effective. If Deep Field Technologies cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not have sufficient capital resources to conduct our business on a long-term basis, which would have a material adverse effect on our financial condition. Management believes that its going-forward expenses over the next 12 months will be approximately $240,000 and, assuming that Deep Field Technologies has no revenues, Deep Field Technologies expects to have aggregate cash expenditures of approximately $240,000, which includes salaries for the Company's officers and employees for the year ending
December 31, 2005. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company's expenses and net revenues will be more than covered by the cash available from the proceeds of the secured promissory note. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and Deep Field Technologies is unable to obtain funds from the equity line of credit, management believes that Deep Field Technologies can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

The trend toward consolidation in the Company's industry may impede its ability to compete effectively.

      As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.
Deep Field Technologies faces intense price-based competition for licensing of its products which could reduce profit margins.

      Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins. Neither iVoice nor Deep Field Technologies has experienced any pressure from price competition on the pricing of its Unified Messaging software products in the past, but Deep Field Technologies believes that this pressure could occur in the future.

Deep Field Technologies may be unsuccessful in adapting to changes in the dynamic technological environment of telecommunications in a timely manner.

      Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely affected.

Deep Field Technologies may be unsuccessful in continuing existing distribution channels or in developing new distribution channels.

      Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We intend to assume iVoice's relationships and contractual arrangements with these dealers and resellers. However, there can be no assurance that these dealers and resellers will wish to continue their existing arrangements, or create new arrangements, with us. If we cannot continue to use iVoice's existing dealer and reseller channels, we will need to develop a new network of dealers and resellers. However, we may not be able to effectively develop our own network of resellers and dealers to distribute our software products. If we cannot assume iVoice's existing distribution channels and we cannot develop our own new distribution channels, this would have a material adverse effect on us and our financial condition. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

Restrictive product return policies may limit the Company's sales and penetration into the marketplace.

      Deep Field Technologies only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchase products directly from Deep Field Technologies may not return such products to Deep Field Technologies under any circumstances. Such policies may deter resellers and end users from purchasing our products in a competitive and quickly evolving marketplace, and have a material adverse effect on our ability to remain competitive with similar products. Deep Field Technologies does not have any material relationship with any single distributor or reseller. Deep Field Technologies does not have any material relationship with any single distributor or reseller.

Deep Field Technologies may depend on distribution by resellers and distributors for a significant portion of revenues.

      We may distribute some of our products through resellers and distributors. We intend to assume iVoice's existing relationships and contractual relationships with its resellers and distributors. To effectively do so, we must establish and maintain good working relationships with these resellers and distributors. If we are unsuccessful in establishing and maintaining relationships with iVoice's existing resellers and distributors or with new resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely affected. Deep Field Technologies does not have any material relationship with any single distributor or reseller.

The limited scope of results of the Company's research and development may limit the ability of Deep Field Technologies to expand or maintain its sales and products in a competitive marketplace.

      Deep Field Technologies currently has no plans to engage in research and development of new products or improvements on existing technologies. Failure to engage in such research and to develop new technologies or products or upgrades, enhancements, applications or uses for existing technologies may place Deep Field Technologies at a competitive disadvantage in the marketplace for its products. As no current research and development program currently exists within Deep Field Technologies, any future research and development programs could cause us to incur substantial fixed costs which may result in such programs being prohibitively expensive to initiate without substantial additional financing being obtained on favorable terms. Also, the lack of any current research and development program may result in an extended launch period for a research and development program at a point in our business when time is of the essence. These delays could have a material adverse effect on the amount and timing of future revenues.

      Such limited research and development may also adversely affect the ability of Deep Field Technologies to test any new technologies which may be established in the future in order to determine if they are successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

If Deep Field Technologies must restructure its operations, valuable resources will be diverted from other business objectives.

      We intend to continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

Potential software defects and product liability could result in delays in market acceptance, unexpected costs and diminished operating results.

      Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim may have a material adverse effect on our business, operating results and financial condition.

Deep Field Technologies relies on third party technologies which may not support Deep Field Technologies products.

      Our software products are designed to run on the Microsoft(R) Windows(R) operating system and with industry standard hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, businesses may not actually adopt such technologies as anticipated or may in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from industry leaders such as Microsoft, our business, results of operations and financial condition could be materially and adversely affected.

Deep Field Technologies faces aggressive competition in many areas of the business, and the business will be harmed if Deep Field Technologies fails to compete effectively.

      We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. Our competition may engage in research and development to develop new products and periodically enhance existing products in a timely manner, while we have no established plan or intention to engage in any manner of research or development. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers.

We may not be able to access sufficient funds when needed.

      We are dependent on external financing to fund our operations. Our financing needs are expected to be provided through the possible sale of our Class A Common Stock on the terms of the Standby Equity Distribution Agreement with Cornell Capital Partners.

      Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock under the Standby Equity Distribution Agreement, unless we satisfy certain conditions, including the registration statement relating to such Class A Common Stock having been declared effective. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." If Deep Field Technologies cannot satisfy the conditions for drawing on the equity line of credit, we will not have sufficient capital resources to operate our business, and we have no current plans to obtain alternative financing. We cannot assure you that we will be able to access such financing under the Standby Equity Distribution Agreement in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on our financial condition and our business.

Our obligations under the secured promissory note are secured by substantially all of our assets.

      Our obligations under the secured promissory note issued to Cornell Capital Partners are secured by substantially all of our assets. As a result, if we default under the terms of the secured promissory note, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause operations to cease.

Jerome Mahoney, the Non-Executive Chairman of the Board of Deep Field Technologies, may have control over the management and direction of Deep Field Technologies.

      Mr. Mahoney will have the right to convert $190,000 of indebtedness, together with any accrued but unpaid interest on such indebtedness, into 190,000 shares (not including shares receivable upon conversion of accrued and unpaid interest on the promissory note) of Deep Field Technologies Class B Common Stock, which Class B Common Stock is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which Deep Field Technologies had ever issued its Class A Common Stock. Interest accrues on the outstanding principal balance of the note at a rate of 2% per annum. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. Each share of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. If Mr. Mahoney converts his indebtedness into 190,000 shares of Class B Common Stock, he will have voting rights equal to 19,000,000 shares of Class A Common Stock and will have control over the management and direction of Deep Field Technologies, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders.

      In addition, Mark Meller, our Chief Executive Officer and Chief Financial Officer, has granted an irrevocable proxy to Jerome Mahoney (or his designee) to vote and exercise all voting and related rights with respect to certain shares of our Common Stock that are owned at any time by Mr. Meller.

The Company's management team is new and its working relationships are untested.

      We have only recently assembled our management team as part of the Distribution and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the Distribution. As a result, we may be unable to effectively develop and sell our software products and Deep Field Technologies, as a business, may fail.

Deep Field Technologies relies on intellectual property and proprietary rights which may not remain unique to Deep Field Technologies.

      We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

      We do not have any patents or statutory copyrights on any of our proprietary technology that we believe to be material to our future success. Our future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. We may not develop proprietary products or technologies that are patentable and other parties may have prior claims.

      In selling our products, we rely primarily on shrink-wrap licenses that are not signed by licensees. Therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

      Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. We do not own any U.S. or foreign patents or registered intellectual property. We may not obtain issued patents or other protection from any future patent applications owned by or licensed to us.

      Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

      There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

Deep Field  Technologies may become involved in future  litigation,  which may
result  in  substantial   expense  and  may  divert  our  attention  from  the
implementation of our business strategy.

      We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

      In addition, we may be sued by third parties which claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a material adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

      o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;

      o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

      o     redesign our products, which would be costly and time-consuming.

Deep Field Technologies may incur increased expenses after the administrative services agreement with iVoice is terminated.

      In connection with its spin-off, Deep Field Technologies entered into an administrative services agreement with iVoice. Under this agreement, iVoice is providing Deep Field Technologies with services in such areas as inventory purchasing, material and inventory control, employee benefits administration, payroll, financial accounting and reporting, and other areas where Deep Field Technologies needs assistance and support. The agreement will continue on a month-to-month basis. Upon termination of the agreement, Deep Field Technologies will be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which Deep Field Technologies has been required to pay under the administrative services agreement.

Risks related to this Offering

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

      Sales of our common stock in the public market following this offering could lower the market price of our Class A Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

      Upon issuance of the maximum number of shares being registered in connection with the equity line of credit (including the commitment fee) and the placement agent fee, there will be an additional 1,053,781,579 shares of Class A Common Stock outstanding. All of these shares of our Class A Common Stock may be immediately resold in the public market upon effectiveness of the registration statement of which this prospectus is a part.

Our common stock is deemed to be "penny stock" which may make it more difficult for investors to sell their shares due to suitability requirements.

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3A51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o     with a price of less than $5.00 per share;

      o     that are not traded on a "recognized" national exchange;

      o whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o in issuers with net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether in investment in a penny stock is a suitable investor for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

If we are able to sell shares of our Class A Common Stock to Cornell Capital Partners, stockholders would experience significant dilution from such sale of shares.

      Under the terms our equity line of credit with Cornell Capital
Partners, if we satisfy the conditions therein, Deep Field Technologies may issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. As stated above under " -- We may not be able to access sufficient funds when needed," our agreement with Cornell Capital Partners provides that our ability to obtain funds will be subject to the satisfaction of certain conditions that we may not be able to satisfy. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." If we are able to sell such shares of Class A Common Stock to Cornell Capital Partners, such sale of shares will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, if our stock price declines, the price at which we sell such shares to Cornell Capital Partners could decrease, and we would need to issue a greater number of shares of our Class A Common Stock under the Standby Equity Distribution Agreement. If our stock price is lower, then Deep Field Technologies stockholders would experience greater dilution.

The investor under the line of credit will pay less than the then-prevailing market price of our Class A Common Stock.

      The Class A Common Stock to be issued under the equity line of credit will be issued at a 5% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

      Further, because the investor under the equity line of credit will acquire our Class A Common Stock at a discount, it will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our Class A Common Stock declines.

The selling stockholders intend to sell their shares of Class A Common Stock in the public market, which sales may cause our stock price to decline.

      The selling stockholders intend to sell the shares of Class A Common Stock being registered in this offering in the public market. That means that up to 1,053,781,579 shares of Class A Common Stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

The sale of our stock under our equity line of credit could encourage short sales by third parties, which could contribute to the further decline of our stock price.

      The significant downward pressure on the price of our Class A Common Stock caused by the sale of material amounts of Class A Common Stock under the equity line of credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

Prior to the Distribution, there was no trading market for our Class A Common Stock, it may be relatively thinly traded and we cannot predict the extent to which a trading market will develop.

      Prior to the Distribution, our Class A Common Stock was not traded on any market. We expect that, if and when a trading market develops in our Class A Common Stock, it will be thinly traded compared to larger more widely known companies. Thinly traded Class A Common

Stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A Common Stock will develop or be sustained after the Distribution and this offering.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering.

      The price in this offering will fluctuate based on the prevailing market price of the Class A Common Stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The issuance of shares of Class A Common Stock in connection with this offering could result in a change of control.

      We are registering 1,053,781,579 shares of Class A Common Stock in this offering. These shares represent more than 96.8% of our outstanding Class A Common Stock, and we anticipate all such shares will be sold in this offering. If all or any significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of Deep Field Technologies by electing its or their own directors.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with Deep Field Technologies, except as follows:

      Cornell Capital Partners has outstanding loans to Deep Field Technologies in the aggregate amount of $500,000 as of February 28, 2005, which is evidenced by a secured promissory note. The secured promissory note is secured by a first priority security interest in substantially all of the assets of Deep Field Technologies.

      On August 12, 2004, Deep Field Technologies entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. On February 28, 2005, the Standby Equity Distribution Agreement was terminated. On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit.

      On September 9, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., pursuant to which we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of $10.0 million. The maximum amount of each advance amount is $500,000 per advance notice. A minimum of seven trading days must pass between each advance notice. Cornell Capital Partners, L.P. will purchase shares of our Class A Common Stock for a 5% discount to the prevailing market price of our Class A Common Stock. In addition, Cornell Capital Partners will retain 6% of each advance under the equity line of credit, and will receive a one-time commitment fee, payable in shares of Deep Field Technologies Class A Common Stock, of 1.5% of the initial outstanding shares of Class A Common Stock (exclusive of shares issuable under the equity line of credit) on the date that the registration statement of which this prospectus is a part becomes effective. Cornell Capital Partners has informed us that it intends to sell any shares purchased under the equity line of credit at the then prevailing market price. The obligation of Cornell Capital Partners to purchase shares under the equity line of credit terminates upon the suspension of the effectiveness of the registration statement of which this prospectus is a part for an aggregate of fifty days or the failure of Deep Field Technologies to remedy a material breach of the Standby Equity Distribution Agreement within thirty days of receipt of notice. The initial closing under the Standby Equity Distribution Agreement and each subsequent closing of a purchase and sale of shares is subject to satisfaction of customary conditions. Deep Field Technologies will be entitled to commence drawing funds under this agreement when the Class A Common Stock issuable under the equity line of credit is registered for resale by Cornell Capital Partners with the Securities and Exchange Commission and the authorization for quotation on the National Association of Securities Dealers Over-the-Counter Bulletin Board is obtained and maintained, and the equity line of credit will remain outstanding for two years thereafter. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing partner of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

      In August 2004, Deep Field Technologies entered into an agreement with Monitor Capital to act as an agent for the private placement of shares of our Class A Common Stock to Cornell Capital Partners pursuant to the August 12, 2004 Standby Equity Distribution

Agreement. On February 28, 2005, the placement agent agreement was terminated. Under the placement agent agreement entered into on September 9, 2005, Deep Field Technologies has agreed to issue to Monitor Capital on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part.


      The table follows:

                                                                                                        Percentage of
                                                                                                      Outstanding Shares
                           Shares Beneficially      Shares to be Acquired       Shares to be Sold    Beneficially Owned
  Selling Stockholder     Owned Before Offering    under the Line of Credit     in the Offering        After Offering
  -------------------     ---------------------    ------------------------     -----------------    ------------------
Cornell Capital
Partners, L.P.                         0               1,052,781,579(2)          1,052,781,579                0%

Monitor Capital, Inc.          1,000,000(1)                        0                 1,000,000                0%

Total                          1,000,000               1,052,781,579             1,053,781,579                0%

(1) The shares of Class A Common Stock indicated are issuable upon payment of the placement agent fee based upon a price of $.01 per share. Once a market price is determined, the sale price for the placement agent fee and then the sale price for the shares available under the equity line of credit can be determined by reference to the formula described above.

(2) Includes the 150,000 shares of Class A Common Stock issuable as a commitment fee.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of Class A Common Stock by the selling stockholders in this offering. However, we will receive the proceeds from the sale of shares of Class A Common Stock to Cornell Capital Partners under the proposed equity line of credit. Under the terms of the proposed equity line of credit, the purchase price of the shares under the equity line of credit will be equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five trading days immediately following the date of a notice from Deep Field Technologies to Cornell Capital Partners requiring it to advance funds to us under the proposed equity line of credit. Under the terms of the proposed equity line of credit, Cornell Capital Partners will retain 6% of each advance made to us.

      For illustrative purposes, Deep Field Technologies has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the equity line of credit. For the purposes of this table, Deep Field Technologies assumes a purchase price per share of Class A Common Stock of $.0095, equal to 95% of an assumed market price of $.01 per share (526,315,789 and 1,052,631,579 shares of Class A Common Stock, respectively). The table assumes estimated offering expenses of $182,990, repayment of a secured promissory note issued to Cornell Capital of approximately $550,000 (including accrued and unpaid interest), plus the 6% retainage fee.

Gross Proceeds                                       $5,000,000    $10,000,000
Net Proceeds                                          4,517,010      9,217,010

-------------------------------------------------------------------------------
Use of Proceeds:                                        Amount         Amount
-------------------------------------------------------------------------------
Sales and Marketing                                    $500,000     $1,000,000
Repayment of secured promissory notes                   550,000        550,000
Working Capital and general corporate
purposes which include employee salaries, cost of
additional personnel, support and management
systems, legal and professional costs, and
capital costs for computers, related equipment,
and, potentially, acquisitions of other companies    $3,467,010     $7,667,010
                                                     ----------     ----------
Total                                                $4,517,010     $9,217,010
                                                     ==========     ==========

      Except for the equity line of credit and the issuance of secured promissory notes, the Company has no other significant sources of working capital or cash commitments. In addition, management cannot be certain that it will generate significant revenue from product sales. No assurance can be given that Deep Field Technologies will raise sufficient funds from such financing arrangements, or that the Company will ever produce sufficient revenues to sustain its operations or, that a market will develop for its common stock upon which a significant amount of the Company's financing is dependant. If Deep Field Technologies is unable to recognize sufficient proceeds from these arrangements, however, management believes that Deep Field Technologies can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital. In such event, assuming the receipt of the minimum $500,000 proceeds from the equity line of credit, management believes that Deep Field Technologies could maintain its operations for 12 months.

                              EQUITY LINE OF CREDIT

Summary

      On August 12, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. On February 28, 2005, the
Standby Equity Distribution Agreement was terminated. On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit. On September 9, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners pursuant to which we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. For each share of Class A Common Stock purchased under the equity line of credit, Cornell Capital Partners will pay
95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our Class A Common Stock is traded during the five trading days following the date that Deep Field Technologies delivers to Cornell Capital Partners a notice requiring it to advance funds to us. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 6% of each advance under the equity line of credit. The sale of the shares under the equity line of credit is conditioned upon us registering the shares of Class A Common Stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

Equity Line of Credit Explained

      Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of Class A Common Stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of Class A Common Stock to Cornell Capital Partners and Cornell Capital Partners will pay the advance amount.

      We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

      The maximum amount of each advance amount is $500,000 per advance notice. The amount available under the equity line of credit is not dependent on the price or volume of our Class A Common Stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the equity line of credit.

      We cannot predict the actual number of shares of Class A Common Stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Class A Common Stock that will be issued using certain assumptions. For example, if Deep Field Technologies issued 1,052,781,579 shares of Class A Common Stock to Cornell Capital Partners (i.e., the number of shares needed to raise the maximum amount available under the equity line of credit at a price of $0.01 per share, including the commitment fee) for gross proceeds of $10,000,000, these shares would represent greater than 96.8% of our outstanding Class A Common Stock upon issuance.

      Deep Field Technologies is registering for resale by Cornell Capital Partners a total of 1,052,781,579 shares of Class A Common Stock issuable under the equity line of credit. The issuance of the shares under the equity line of credit may result in a change of control. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of Deep Field Technologies by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the equity line of credit to the same purchaser.

      Proceeds used under the equity line of credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

      We expect to incur expenses of approximately $182,990 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 6% of each advance. In connection with the equity line of credit, Deep Field Technologies will pay Cornell Capital Partners in shares of Deep Field Technologies Class A Common Stock a one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock on or about the date of effectiveness of the registration statement of which this prospectus is a part.

                                PLAN OF OFFERING

      The selling stockholders have advised us that the sale or distribution of Deep Field Technologies' Class A Common Stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of Deep Field Technologies' shares of Class A common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of Deep Field Technologies' shares of Class A Common Stock are quoted. However, the selling stockholders are advised that the registration statement of which this prospectus is a part may not cover sales by pledgees or transferees of the selling stockholders and if this prospectus is to be used in connection with the resale of any of the shares acquired by Cornell Capital Partners, a post-effective amendment to the registration statement of which this prospectus is a part must be filed to include disclosure required by Item 507 of Regulation S-B with respect to additional selling stockholders and such post-effective amendment must be declared effective prior to its use.

      Any transactions by the selling stockholders may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of Deep Field Technologies' Class A Common Stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of Class A Common Stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of our Class A Common Stock may be deemed to be underwriters, and any profit on the sale of our Class A Common Stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act in connection with the sale of Class A Common Stock under the equity line of credit. Under the terms of the equity line of credit, Cornell Capital Partners will pay Deep Field Technologies 95% of the lowest closing bid price of Deep Field Technologies' Class A Common Stock on the Over-the-Counter Bulletin Board or other principal trading market on which our Class A Common Stock is traded during the five trading days following the date that Deep Field Technologies delivers to Cornell Capital Partners a notice requiring it to advance funds to us. In addition, Cornell Capital Partners will retain 6% of the proceeds of each advance received by Deep Field Technologies under the equity line of credit. The 5% discount, the 6% retained amount, and the one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock are underwriting discounts.

      Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in Deep Field Technologies' stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing Deep Field Technologies' common stock.

      Monitor Capital is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it will receive as a placement agent fee from Deep Field Technologies in connection with the private placement of shares of our Class A Common Stock to Cornell Capital Partners under the equity line of credit. Under the placement agent agreement, Deep Field Technologies agreed to issue to Monitor Capital on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement covering the Distribution. Any discount to market price is an underwriting discount.

      Monitor Capital is a privately owned investment bank and brokerage firm. Monitor Capital does not intend to make a market in Deep Field Technologies' stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing Deep Field Technologies' common stock.

      Under the securities laws of certain states, shares of our Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of our Class A Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $182,990, as well as retention of 6% of the gross proceeds received under the equity line of credit. The estimated offering expenses consist of: a SEC registration fee of $1,240, printing expenses of $25,000, accounting fees of $16,750, legal fees of $100,000 and miscellaneous expenses of $40,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of our Class A Common Stock under the equity line of credit.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of our Class A Common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Class A Common Stock of Deep Field Technologies while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the offering is taking place. Cornell Capital Partners can cover any short positions only with shares received from Deep Field Technologies under the equity line of credit. The selling stockholders are advised that if a particular offer of Class A Common Stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this prospectus. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see "Cautionary Statement Regarding Forward-Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

Overview

      Prior to August 5, 2005, the Company's previous financial results and operations were reflected in the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations. These financial statements do not necessarily reflect the financial position, results of operations and cash flows of Deep Field Technologies had it been a stand-alone entity.

      Deep Field Technologies seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide Deep Field Technologies with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, Deep Field Technologies' business will be formed from the contribution by iVoice of certain assets and related liabilities on or about the effective date of the registration statement of which this prospectus is a part. In connection with a reorganization of iVoice, immediately prior to the Distribution, iVoice assigned and conveyed to Deep Field Technologies its Unified Messaging software business and related liabilities, including all intellectual property of iVoice relating to the Unified Messaging software business. The board and management of iVoice elected not to transfer any part of its working cash balance to Deep Field Technologies. Based upon the current intention of Deep Field Technologies not to conduct any research and development or hire additional employees and instead focus on the sale of the existing Unified Messaging technology, the board has determined that, on balance, Deep Field Technologies has the ability to satisfy its working capital needs as a whole. The board and management of iVoice also determined that Deep Field Technologies has the ability to obtain financing to satisfy any addition working capital needs as a stand-alone company.

      The emerging nature of the unified messaging industry and unforeseen expenses from the separation from iVoice, make it difficult to assess the future growth of Deep Field Technologies.

      The Unified Messaging software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, the Company's business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Following the Distribution, Deep Field Technologies will develop and maintain its own credit and banking relationships and perform its own financial and investor relations functions. Deep Field Technologies may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

      Deep Field Technologies has received a going concern opinion from its auditors. Its continuation as a going concern is dependent upon obtaining the financing necessary to operate its business. The financing of our working capital needs are expected to be provided, in large part, from the sale of Class A Common Stock to Cornell Capital Partners pursuant to the terms of the Standby Equity Distribution Agreement. However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock unless certain conditions are met by Deep Field Technologies, including having the registration statement of which this prospectus is a part declared effective by the SEC. See "- Liquidity and Capital Resources." If Deep Field Technologies cannot fund its working capital needs under the Standby Equity Distribution Agreement with Cornell Capital Partners, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain alternative financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient working capital funding will have an immediate material adverse effect on us, our financial condition and our business.

Separation from iVoice

      Deep Field Technologies was incorporated under the laws of the State of New Jersey on November 10, 2004, as a wholly-owned subsidiary of iVoice. Deep Field Technologies will have no material assets or activities until the contribution of the Unified Messaging software business described in this prospectus. After the Distribution, Deep Field Technologies will be an independent public company, with iVoice having no continuing ownership interest in Deep Field Technologies.

      On November 11, 2004, Deep Field Technologies received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 2, Inc., a Nevada corporation and affiliate of Deep Field Technologies. These agreements, contracts, understandings and other instruments consisted of the documentation relating to the issuance of the secured convertible debentures and the equity line of credit, the employment agreements with Messrs. Mahoney and Meller and the administrative services agreement. Since this assignment, iVoice Technology 2 has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of Deep Field Technologies in this prospectus, such references may be to an agreement, contract or other written instrument that had been entered into by iVoice Technology 2 and assigned to Deep Field Technologies.

      The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business transferred to Deep Field Technologies by iVoice as part of the Distribution. The financial information included in this prospectus, however, is not necessarily indicative of what Deep Field Technologies' results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

      Deep Field Technologies operates the Unified Messaging software business. However, management is uncertain that sufficient cash to sustain its operations will be generated in the next twelve months, or beyond, by the sales activity of Unified Messaging. Deep Field Technologies intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for Unified Messaging. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice's previous lack of sales and marketing efforts for Unified Messaging, the Company's lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

      As of August 5, 2005, iVoice assigned, contributed and conveyed to the Company corporate assets, liabilities and expenses related to the Unified Messaging software business, including the Unified Messaging software and all intellectual property of iVoice relating to the Unified Messaging software business and the assignment of iVoice's existing agreements and arrangements with dealers and resellers. This assignment, contribution and conveyance of assets, liabilities and expenses was based on an estimate of the proportion of such amounts allocable to Deep Field Technologies, utilizing such factors as total revenues, employee headcount and other relevant factors. Deep Field Technologies believes that these allocations have been made on a reasonable basis. Deep Field Technologies believes that all costs allocated to Deep Field Technologies are a reasonable representation of the costs that Deep Field

Technologies would have incurred if Deep Field Technologies had performed these functions as a stand-alone company.

      In conjunction with the separation of the Unified Messaging software business from iVoice, Deep Field Technologies entered into an administrative services agreement with iVoice for the provision of certain services by iVoice to Deep Field Technologies following the Distribution. This agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or can provide these services for itself. See "Relationship Between iVoice and Deep Field Technologies Following the Distribution" for a description of the administrative services agreement. Following termination of the administrative services agreement, we expect that Deep Field Technologies will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and Deep Field Technologies. Deep Field Technologies has no current intention to terminate the administrative services agreement, seek replacement services or provide services for itself in the near future.

      Our shares of Class A Common Stock were distributed to iVoice's stockholders on or about August 12, 2005.

Results of Operations for the Year Ended December 31, 2004 as Compared with the Year Ended December 31, 2003

      All revenues reported by Deep Field Technologies are derived from the sale or license of our unified messaging systems, which store all messages in one location for access, typically a groupware database with one single list of users for e-mail, voice, telephones and computers. Total revenues for the years ended December 31, 2004 and December 31, 2003 were $7,344 and $8,505, respectively. The Unified Messaging business has only operated as a division and/or a subsidiary of iVoice and has never operated on a stand-alone basis. The low sales volume of the Unified Messaging business is attributable to the minimal resources made available by iVoice for the sales and marketing of the Unified Messaging software products. Management feels that the sales of the Unified Messaging software products may increase if greater financial and operational resources are made available for the sales and marketing of the products. If Deep Field Technologies can obtain funds under the equity line of credit, Deep Field Technologies will be able to devote more resources to
operating the business.  See   " -- Liquidity and Capital Resources."

      Gross margin for the years ended December 31, 2004 and December 31, 2003 was $4,992 (68.0%) and $5,058 (59.5%), respectively. The decrease in gross margin percentage is a result of a change in the products and services mix being sold. The net decrease in gross margin dollars is the result of reduced sales. In an attempt to garner increased market share Deep Field Technologies also offered demonstration units and other incentives to selected dealers and value added resellers.

      Total operating expenses increased to $125,738 for the year ended December 31, 2004 from $24,288 for the year ended December 31, 2003, an increase of $101,450. This increase in the current year is attributable to accrued professional and consulting fees in connection with financing the operation of the business and the anticipated registration of shares of Deep Field Technologies.

      The loss from operations for the year ended December 31, 2004 was $(120,746) compared to $(19,230) for the year ended December 31, 2003, an increase of $101,516. As discussed above, this increase was attributable to accrued professional and consulting fees in connection with financing the operating of the business and the anticipated registration of shares of Deep Field Technologies.

      Other income (expenses) on the Statements of Operations for the year ended December 31, 2004 were $73,515 as compared to $9,708 for the year ending December 31, 2003, an increase of $63,807. During the year ended December 31, 2004, Deep Field Technologies recorded $77,953 of interest and financing costs. Of these costs, $31,546 was attributed to allocations from iVoice for stock issued and fees paid to Cornell Capital for initial and additional financing arrangements during 2004 and $40,000 was paid to Cornell Capital for fees related to the issuance of $400,000 of secured convertible debentures. Accrued interest expense on such debentures was $5,014 in 2004. A portion of iVoice interest expense was allocated to Deep Field Technologies in 2004 and 2003 as a result of the funding for the loss from operations. These amounts were $1,393 and $14,888 respectively. These costs were offset by increases in other income of $2,272 related to the write-off of certain accounts payable and $2,115 in interest income. In future periods, Deep Field Technologies will incur additional interest expense on and additional fees related to borrowings from the promissory note issued in replacement of the convertible debentures and, if the equity line of credit is consummated, the anticipated sale of shares to fund working capital needs. There is no assurance that Deep Field Technologies will enter into the equity line of credit, or, if it does obtain such line of credit, that it will be able to raise funds by selling its common stock.

Results of Operations for the Three Months Ended June 30, 2005 Compared with the Three Months Ended June 30, 2004

      All revenues reported by Deep Field Technologies are derived from the sale or license of our unified messaging systems, which store all messages in one location for access, typically a groupware database with one single list of users for e-mail, voice, telephones and computers. Total revenues for the three months ended June 30, 2005 and June 30, 2004 were $0 and $2,790, respectively. The Unified Messaging business has only operated as a division and/or a subsidiary of iVoice and has never operated on a stand-alone basis. The low sales volume of the Unified Messaging business is attributable to the minimal resources made available by iVoice for the sales and marketing of the Unified Messaging software products. Management feels that the sales of the Unified Messaging software products may increase if greater financial and operational resources are made available for the sales and marketing of the products. If Deep Field Technologies can obtain funds under the equity line of credit, Deep Field Technologies will be able to devote more resources to operating the business. See "Liquidity and Capital Resources."

      Gross margin for the three months ended June 30, 2005 and June 30, 2004 was $0 (0.0%) and $1,653 (59.2%), respectively. The revenue in 2004 consisted primarily from installations of turn-key systems which carried a high material content. The 59.2% gross margin % reflect this content. The net decrease in gross margin dollars is the result of reduced sales.

      Total operating expenses increased to $85,166 for the three months ended June 30, 2005 from $9,994 for the three months ended June 30, 2004, an increase of $75,172. This increase in the current year is attributable to accrued salaries per the employment agreements with Mr. Mahoney and Mr. Meller, and legal fees for the preparation of the SEC filings and professional fees in connection with audit of the Deep Field results.

      The loss from continuing operations before other income (expense) for the three months ended June 30, 2005 was $85,166 compared to $8,341 for the three months ended June 30, 2004, an increase in the loss of $76,825. As discussed above, this increase primarily consists of accrued salaries and legal fees.

      Total other income (expense) for the three months ended June 30, 2005 were $5,527 as compared to $2,719 for the three months ending June 30, 2004, an increase of $2,808. During the three months ended June 30, 2005, Deep Field Technologies recorded $6,232 of interest expense on the outstanding loans and $705 of interest income on the bank accounts. In the three months ending June 30, 2004, iVoice, Inc allocated $4,277 for financing costs, $222 for interest expenses and $1,780 for other income to Deep Field Technologies. The allocated finance costs were for fees paid to Cornell Capital for initial and additional financing arrangements. The allocated other income was primarily from interest earned on the cash accounts. The allocated interest expense was for accrued interest on related party debts.

      Net loss for the three months ending June 30, 2005 was $90,693 as compared to a loss of $11,060 for the three months ending June 30, 2004. The increase in net loss of $79,633 was the result of the factors discussed above.

Results of Operations for the Six Months Ended June 30, 2005 Compared with the Six Months Ended June 30, 2004

      All revenues reported by Deep Field Technologies are derived from the sale or license of our unified messaging systems, which store all messages in one location for access, typically a groupware database with one single list of users for e-mail, voice, telephones and computers. Total revenues for the six months ended June 30, 2005 and June 30, 2004 were $112 and $5,652, respectively. The Unified Messaging business has only operated as a division and/or a subsidiary of iVoice and has never operated on a stand-alone basis. The low sales volume of the Unified Messaging business is attributable to the minimal resources made available by iVoice for the sales and marketing of the Unified Messaging software products. Management feels that the sales of the Unified Messaging software products may increase if greater financial and operational resources are made available for the sales and marketing of the products. If Deep Field Technologies can obtain funds under the equity line of credit, Deep Field Technologies will be able to devote more resources to operating the business. See "Liquidity and Capital Resources."

      Gross margin for the six months ended June 30, 2005 and June 30, 2004 was $112 (100.0%) and $3,367 (59.7%), respectively. The revenue in 2005 consists solely of deferred maintenance and incurred no direct costs. The revenue in 2004 consisted primarily from installations of turn-key systems which carried a higher material content. The 59.7% gross margin % reflect this content. The net decrease in gross margin dollars is the result of reduced sales.

      Total operating expenses increased to $148,042 for the six months ended June 30, 2005 from $22,413 for the six months ended June 30, 2004, an increase of $125,629. This increase in the current year is attributable to accrued salaries per the employment agreements with Mr. Mahoney and Mr. Meller, and legal fees for the preparation of the SEC filings and professional fees in connection with audit of the Deep Field results.

      The loss from continuing operations before other income (expense) for the six months ended June 30, 2005 was $147,930 compared to $19,046 for the six months ended June 30, 2004, an increase in the loss of $128,884. As discussed above, this increase primarily consists of accrued salaries and legal and audit fees.

      Total other income (expense) for the six months ended June 30, 2005 were $20,160 as compared to $36,085 for the six months ending June 30, 2004, an decrease of $15,925. During the six months ended June 30, 2005, Deep Field Technologies recorded $11,575 of interest expense, $1.415 of interest income and $10,000 financing costs on the issuance of $100,000 of secured convertible debentures. In the six months ending June 30, 2004, iVoice, Inc allocated $38,248 for financing costs, $462 for interest expenses and $2,625 for other income to Deep Field Technologies. The allocated finance costs were for fees paid to Cornell Capital for initial and additional financing arrangements. The allocated other income was primarily from interest earned on the cash accounts. The allocated interest expense was for accrued interest on related party debts.

      Net loss for the six months ending June 30, 2005 was $168,090 as compared to a loss of $55,131 for the six months ending June 30, 2004. The increase in net loss of $112,959 was the result of the factors discussed above.

      As of June 30, 2005, Deep Field Technologies had two part-time employees.

Liquidity and Capital Resources

      To date, Deep Field Technologies has incurred substantial losses, and will require financing for working capital to meet its operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

      If we satisfy necessary conditions under the equity line of credit, we intend to sell shares of our Class A Common Stock as soon as possible in order to generate capital necessary to sustain our operations.

      On August 12 and November 19, 2004, Deep Field Technologies issued an aggregate of $400,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. On February 28, 2005, the Company's obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of Deep Field Technologies. On February 28, 2005, Deep Field

Technologies borrowed an additional $100,000 pursuant to such promissory note. In connection with the issuances of the secured convertible debentures, Deep Field Technologies paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, Deep Field Technologies received a credit for fees that would otherwise have been payable upon the issuance of the $400,000 in replacement notes. Deep Field Technologies paid Cornell Capital a fee of $10,000 in connection with its $100,000 borrowing. The Company's obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of our assets. iVoice has also guaranteed the payment of all amounts payable by Deep Field Technologies pursuant to the secured promissory note. This guaranty terminated on August 4, 2005.

      On March 9, 2005, Deep Field Technologies received a non-binding letter of intent from Cornell Capital whereby Cornell Capital offered, subject to satisfaction of certain conditions, to purchase shares of Deep Field Technologies' common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of those closing conditions. On September 9, 2005, Deep Field Technologies entered into a Standby Equity Distribution Agreement with Cornell Capital, pursuant to which Deep Field Technologies may, from time to time, issue and sell to Cornell Capital Partners our Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares is 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that Deep Field Technologies delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also be payable at the time of funding. In addition, Cornell Capital Partners is entitled to receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that a registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective.

      However, Cornell Capital Partners is under no obligation to purchase any shares of Class A Common Stock unless certain conditions are met by Deep Field Technologies, including having the registration statement relating to the Standby Equity Distribution Agreement declared effective. If Deep Field Technologies cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain alternative financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business. Management believes that its going-forward expenses for the twelve months following the date of the Distribution will be approximately $260,000, which includes salaries for the Company's officers and employees, and assuming Deep Field Technologies has no revenues in such period, Deep Field Technologies expects to incur liabilities, for the year ending December 31, 2005 of approximately $260,000. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company's expenses and net revenues will be more than covered by the cash available from the proceeds of the secured promissory note. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and Deep Field Technologies is unable to obtain funds from the sale of our Class A Common Stock to Cornell Capital Partners, management believes that Deep Field Technologies can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

      Except for these two financing agreements, the Company has no other significant sources of working capital or cash commitments. However, no assurance can be given that Deep Field Technologies will raise sufficient funds from such financing arrangements, or that Deep Field Technologies will ever produce sufficient revenues to sustain its operations, or that a market will develop for its common stock for which a significant amount of the Company's financing is dependent upon.

      On August 5, 2005, Deep Field Technologies assumed an aggregate of $190,000 in liabilities from iVoice and iVoice assigned to Deep Field Technologies assets having an aggregate book value of $3,000. See "Selected Historical and Pro Forma Financial Information" contained in the financial statements of Deep Field Technologies at the back of this prospectus. Deep Field Technologies believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      Deep Field Technologies assumed from iVoice an outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds that had been loaned to iVoice in July 2000 that were used to develop the Unified Messaging software business. The amount of $190,000 includes approximately $32,110 for interest on the original loan from Jerry Mahoney to iVoice. Pursuant to the terms of the promissory note representing such obligation, Deep Field Technologies, for value received, will pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Deep Field Technologies, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of Deep Field Technologies calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or
(iii) payment of the principal of this note, before any repayment of interest. Deep Field Technologies has yet to record this liability on its financial statements, as this indebtedness was not assumed by Deep Field Technologies until August 5, 2005.

      Mr. Mahoney agreed to forego receiving any shares of Deep Field Technologies Class A Common Stock he is or would have been entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      Deep Field Technologies has entered into employment contracts with its Non-Executive Chairman of the Board of Directors and its President, Chief Executive Officer and Chief Financial Officer. As consideration, Deep Field Technologies agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. However, when Deep Field Technologies achieves annual sales equal to or greater than $2,000,000, Mr. Mahoney's base annual compensation will automatically be increased to $145,000. Mr. Mahoney will also be entitled to incentive compensation based upon acquisitions completed by Deep Field Technologies. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of the average amount of his gross income for services rendered to Deep Field Technologies in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Deep Field Technologies) should his employment be terminated following a change in control, as defined in the employment agreement.

      Deep Field Technologies entered into an employment agreement with Mr. Meller as of October 1, 2004. Mr. Meller will serve as Deep Field Technologies' President, Chief Executive Officer and Chief Financial Officer for a term of five years. As consideration, Deep Field Technologies agreed to pay Mr. Meller a base salary of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. However, when Deep Field Technologies achieves annual sales equal to or greater than $2,000,000, Mr. Meller's base annual salary will automatically be increased to $145,000. Mr. Meller will also be entitled to incentive compensation based upon acquisitions completed by Deep Field Technologies. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of the average amount of his gross income for services rendered to Deep Field Technologies in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Deep Field Technologies) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller was also entitled to be paid the sum of $50,000 upon the completion of the Distribution. Mr. Meller has agreed to forego receipt of the $50,000 cash payment until such time that management believes it has sufficient financing in place to fund this obligation.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

      We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Revenue Recognition

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. Presently, 100% of the revenues reported by the Company are derived from the licensing of the Company's Unified Messaging software. No revenues have been derived from the sale of optional customer support services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy not to provide direct customers (as opposed to resellers and dealers) the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      Customers may license the Company's products through our telesales organization and through promotions or reseller agreements with independent third parties. Deep Field Technologies only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchase products directly from Deep Field Technologies may not return such products to Deep Field Technologies under any circumstances. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

      Our current products are not sold through retail distribution channels. Current reseller agreements provide for a limited contractual right of return and do not provide for future price concessions, minimum inventory commitments nor is payment contingent upon the reseller's future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

Software Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated undiscounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

      Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 "Accounting Changes."

      The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management's ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management's ability to successfully license its products to its customers. A change in one or more of these factors may influence management's estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of the fiscal year, 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

                                  OUR BUSINESS

Background

      Deep Field Technologies, Inc. (the "Company") was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. It is engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As of June 30, 2005, the Company employed no full-time employees and two part-time employees. Deep Field Technologies may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of Deep Field Technologies. Deep Field Technologies may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, Deep Field Technologies has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

      The following description of our business is intended to provide an understanding of our product and the direction of our initial marketing strategy. As the Company is in its developmental stages, any focus described in the following pages may change and different initiatives may be pursued, at the discretion of Management.

Products

      Our flagship product is the Unified Messaging software, which enables users to access e-mail, voice mail, facsimiles and paging messages in a single session at a personal computer. The system displays a listing of all of the user's messages and enables the user to access and control all of his or her messages with a click of the computer mouse.

      Unified Messaging technology provides the power to reach people almost anywhere, at any time, and the flexibility to allow people to control when they can be reached. This is based on a concept of "your time" communications where subscribers can interface with messages when and how they want. With Unified Messaging, subscribers reduce the number of places they must check for incoming voice, fax and e-mail messages. From a single interface, they can check for all message types.

      Our Unified Messaging product serves small to medium-sized organizations, and is designed to support from four to 32 ports. Unified Messaging provides LAN integration and close integration with other application servers. The Unified Messaging platform comes complete with analog and digital networking, allowing communication between geographically dispersed offices. In addition to the Unified Messaging interface from a desktop PC, laptop computer or a telephone, Unified Messaging also provides desktop call management capabilities for individuals and small workgroups. The Unified Messaging products run on off-the-shelf server hardware and Microsoft Windows-based server operating systems and interface with a wide variety of telephony and computer equipment.

Distribution

      As a product line of iVoice, Inc., Unified Messaging has produced minimal sales revenues for the past three fiscal years. In the past, iVoice devoted limited resources to the marketing of Unified Messaging. The Company's future revenues depend on its ability to develop a customer base through the establishment of a reseller channel using various marketing and sales promotions.

      Deep Field Technologies intends to market its products directly, with a sales force, and through a nationwide network of independent telephone system dealers, strategic partners and domestic re-sellers. Deep Field Technologies intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

Competition

      The Company competes generally with a number of other manufacturers of supplemental telecommunications software, telecommunications integrators, as well as application service providers (ASPs), which provide Unified Messaging software to other businesses and organizations either through internet servers or telecommunication servers. System design and engineering, application technical features, built-in speech recognition capabilities and simplicity of user implementation and administration are the principal characteristics of our Unified Messaging software that differentiates it from competing products.

      The Unified Messaging market is fragmented and highly competitive. The Company's major competitors in this market are Lucent Technologies Inc., Nortel Networks Limited, Siemens Business Communications Systems, Inc., BayPoint Innovations, Comverse Technology, Inc., ActiveVoice LLC and AVT Corporation. The principal competitive factors in this market include product pricing and quality, systems features, ease of use and installation, technical and sales support and product reliability. The Company believes that its product line of solutions, combined with its professional and technical services and its extensive customer base, allow it to compete favorably in this market. However, this market has endured intense price competition and pressure on margins in the past few years and has experienced several new market entrants and consolidations of smaller competitors into larger entities.

      No assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

      Deep Field Technologies' product strategy emphasizes the development of software as opposed to hardware, and the use of standard PC-related hardware components in its products, in part to limit its manufacturing activity.
Deep Field Technologies' manufacturing operations consist primarily of final assembly and quality control testing of materials, subassemblies and systems. Deep Field Technologies does not manufacture or perform significant modifications on any hardware components, and is therefore dependent upon third-party manufacturers or vendors of certain critical hardware components such as PCs and voice boards.

      Deep Field Technologies' products incorporate a number of commercially available application cards, voice boards, and other circuit boards that enable integration with certain telephone systems. Voice boards are available in quantity from very few domestic suppliers.

      The business of the Company is not seasonal. The Company maintains no special arrangements relating to working capital items, and as far as it is aware this is standard in the industry. The Company is not subject to environmental protection regulations during the foreseeable future. The Company has spent nothing on research and development in the last three fiscal years. None of Deep Field Technologies' present business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government.

Product Development

      Deep Field Technologies considers its current products to be competitive with products offered by others in its industry segment. It does not foresee spending any significant capital on new product development in the foreseeable future.

      To date, Deep Field Technologies has experienced significant post-release errors and bugs in its products. There can be no assurance that any of these problems will be avoided in the future, particularly as its products become more complex and sophisticated.

Business Development

      Business development objectives at Deep Field Technologies will be to focus on three primary functions as listed below:

1. Negotiate and secure a nationwide network of independent telephone systems dealers and reseller accounts;

2. Negotiate, secure and manage strategic alliances with various manufacturers of telephone systems and business equipment; and

3.    Provide leads for a sales staff which will need to be hired.

      Dealer and Reseller Relationships

      While we have traditionally sold our product primarily on a direct basis, we will seek to obtain relationships with independent telephone systems dealers and resellers that will serve as an extension of our sales team which has yet to be hired. We will seek to develop relationships with related telecommunications businesses and professional organizations in order to develop co-marketing programs that will expand market share for our products and develop brand recognition. In addition, we hope to enter into agreements with various resellers who have the marketing capability and technical expertise to effectively sell our products. We have not entered into any relationships with any dealers or resellers, nor are we currently negotiating any such relationships.

      Strategic Alliances

      Deep Field Technologies' business development efforts will seek to engage and secure strategic alliances with various manufacturers of telephone systems and business equipment. By entering into strategic alliances with companies that offer telecommunications devices or services to businesses or professional organizations, we will seek to obtain access to an installed customer base as well as new sales opportunities of our products. Ideally, a strategic alliance that provides distribution of our software product along with the manufacturer's own telecommunication equipment could produce the most widespread distribution and acceptance of our product at minimal distribution costs. In addition, many of these manufacturers may have extensive and established reseller channels that could provide an alternative avenue of distribution for our software. We have not entered into any strategic alliances, nor are we currently negotiating any such strategic alliances.

Sales and Marketing

      Deep Field Technologies intends to market its products directly and through a nationwide network of independent telephone system dealers, strategic partners and domestic re-sellers. Deep Field Technologies intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

      The Company is actively seeking strategic relationships with companies to build its developing partner program. The partner program will be built by establishing relationships in basic areas consisting of software and technology solution partners and system integration partners. These relationships will enhance the Company's technological strength, improve its market position, facilitate shorter time-to-market, enhance its ability to deliver end-to-end solutions, and broaden its market coverage.

      Developing market possibilities will be crucial to our success. However, we cannot provide any assurance that we will be able to effectively market and sell our products for these uses or that they will be accepted by our perceived market.

Intellectual Property Rights

      We regard some features of our Unified Messaging software and documentation to be proprietary intellectual property. We have been and will be dependent in part on our ability to protect our proprietary technology.
We will seek to use copyright, trademarks, trade secret laws, confidentiality agreements and other measures if necessary to establish and protect our rights in our proprietary technology. We have not filed any provisional patent applications with respect to some of our application and intellectual property rights. If we were to file for any patent or copyright protection, we cannot be certain that others will not develop substantially equivalent or superseding proprietary technology before any patent or copyright protection is awarded to us. Any provisional patent application requires that we file one or more non-provisional patent applications within 12 months from the date of filing to specify the claims asserted for patent protection. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

      There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.

Employees

      As of December 31, 2004, we had no full-time employees and two part-time employees. Mr. Meller was hired as our President, Chief Executive Officer and Chief Financial Officer as of October 1, 2004. We have entered into employment agreements with our President, Chief

Executive Officer and Chief Financial Officer (Mr. Meller) and our Non-Executive Chairman of the Board (Mr. Mahoney). Mr. Mahoney and Mr. Meller will only provide services to Deep Field Technologies on a part-time basis. Many services that would be provided by employees are currently being provided to Deep Field Technologies by iVoice under the administrative services agreement. We do not currently have any plans to hire additional personnel and we expect our current officers and employees to continue to fulfill orders for Deep Field Technologies' products received by telephone and over the internet. However, if Deep Field Technologies can obtain funds under the equity line of credit, Deep Field Technologies will be able to devote more resources to expanding its personnel and we expect our current officers and employee to continue to fulfill orders received by telephone and the internet for Deep Field Technologies' products. See " Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

      Within the industry, competition for key technical and management personnel is intense, and there can be no assurance that we can retain our future key technical and managerial employees or that, should we seek to add or replace key personnel, we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Government Regulation

      We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

      We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

Legal Proceedings

      Deep Field Technologies is not party to any material legal proceedings, nor to the knowledge of Deep Field Technologies, is any such proceeding threatened against it.

Properties

      We do not own any real property. We currently co-occupy the same space as iVoice and are subleasing from iVoice some of the office space located at 750 Highway 34, Matawan, New Jersey. The rent payment for the sublease is currently included in the administrative services agreement. Following the Distribution, we intend to continue subleasing such space pursuant to the administrative services agreement and anticipate no relocation of our offices in the foreseeable future.

                       DEEP FIELD TECHNOLOGIES' MANAGEMENT

      Deep Field Technologies initially intends to have a board of directors that will consist of two directors. Listed below is certain information concerning individuals who currently serve as directors and executive officers of Deep Field Technologies. Mr. Mahoney is currently a director of iVoice and we anticipate that Mr. Mahoney will remain a director of both iVoice and Deep Field Technologies.

                                    Position with                   Director
       Name         Age      Deep Field Technologies, Inc.            since
------------------  ---     -----------------------------------     --------
Jerome R. Mahoney    43     Non-Executive Chairman of the Board        2004

Mark Meller          45     President and Chief Executive Officer      2004

      Jerome R. Mahoney. Mr. Mahoney is Deep Field Technologies' Non-Executive Chairman of the Board. He has been a director of iVoice since May 21, 1999. Mr. Mahoney is also the Chairman of the Board of Trey Resources, Inc. and has been a director of Trey Resources since January 1, 2002. He is also the Non-Executive Chairman of the Board of iVoice Technology, Inc. and SpeechSwitch, Inc. and has been a director of iVoice Technology and SpeechSwitch since August 2004. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, with which iVoice merged on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

      Mark Meller. Mr. Meller has been Deep Field Technologies' President, Chief Executive Officer and Chief Financial Officer and a director since October 1, 2004. Mr. Meller has also been the President, Chief Executive Officer and Chief Financial Officer of Trey Resources, Inc. and a director of Trey Resources since September 2003 and the President, Chief Executive Officer and Chief Financial Officer of iVoice Technology, Inc. since August 29, 2005. Since 1988, Mr. Meller has been Chief Executive Officer of Bristol Townsend & Co., Inc., a New Jersey-based consulting firm providing merger and acquisition advisory services to middle market companies. From 1986 to 1988, Mr. Meller was Vice President of Corporate Finance and General Counsel of Crown Capital Group, Inc., a New Jersey-based consulting firm providing advisory services for middle market leveraged buy-outs (LBO's). Prior to 1986, Mr. Meller was a financial consultant and practiced law in New York City. He is a member of the New York State Bar.

Compensation of Executive Officers

      The following table sets forth compensation information for services rendered by certain of our executive officers in all capacities during the last three completed fiscal years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.


                                                   Summary Compensation Table

                                                                                               Securities
                                                                Other Annual    Restricted     Underlying      All Other
Name and Position(s)          Year      Salary($)     Bonus     Compensation      Stock         Options       Compensation
--------------------          ----      ---------     -----     ------------    ----------     ----------     ------------
Jerome R. Mahoney(1)
   Non-Executive Chairman     2004       $21,250        $0           $0             $0             $0              $0
     of  the Board            2003         $0           $0           $0             $0             $0              $0
                              2002         $0           $0           $0             $0             $0              $0

Mark Meller (2)               2004       $21,250        $0           $0             $0             $0              $0
   President and Chief        2003         $0           $0           $0             $0             $0              $0
   Executive Officer          2002         $0           $0           $0             $0             $0              $0

(1) Mr. Mahoney has been serving as our Non-Executive Chairman of the Board since August 3, 2004. Mr. Mahoney's salary is accrued and unpaid.

(2) Mr. Meller has been serving as our President and Chief Executive Officer since October 1, 2004. Mr. Meller's salary is accrued and unpaid.


Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values


                                                                                                Value of Unexercised
               Shares Acquired on        Value        Number of Securities Underlying       In-the-Money Options/SARs at
                    Exercise           Realized      Unexercised Options/SARs at FY-End              FY-End ($)
  Name                 (#)                ($)           (#) Exercisable/Unexercisable         Exercisable/Unexercisable
  ----         ------------------      --------      ----------------------------------     -----------------------------

  None                  0                  0                          0                                 0 / 0


Employment Agreements

      Jerome R. Mahoney

      Deep Field Technologies entered into a five-year employment agreement with Mr. Mahoney as of August 1, 2004. Mr. Mahoney will serve as Deep Field Technologies' Non-Executive Chairman of the Board for a term of five years. As consideration, Deep Field Technologies agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. Deep Field Technologies also agreed to pay Mr. Mahoney a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by Deep Field Technologies in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of our Class B Common Stock at the option of Mr. Mahoney.

      In the event Mr. Mahoney's employment agreement is terminated by Deep Field Technologies for cause or due to Mr. Mahoney's disability or retirement, Deep Field Technologies will pay him his full base salary for five years from the date of termination at the highest salary level under the agreement. Under his agreement, "cause" means (1) the willful and continued failure of Mr. Mahoney to substantially perform his duties to the Company after written demand for such performance is delivered to Mr. Mahoney by the Company's board of directors, (2) the willful engaging by Mr. Mahoney in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, (3) the conviction of Mr. Mahoney of a felony, which is limited solely to a crime that relates to the business operations of the Company or that results in his being unable to substantially carry out his duties as set forth in the agreement, or (4) the commission of any act by Mr. Mahoney against the Company that may be construed as embezzlement, larceny, and/or grand larceny. However, Mr. Mahoney will not be deemed to have been terminated for cause unless the board of directors determines, by a vote of at least 75% of the members of the board of directors that Mr. Mahoney was guilty of conduct described in items (1), (2) or (4) above. As the board of directors consists solely of Mr. Mahoney and Mr. Meller, Mr. Mahoney, pursuant to his employment agreement, would be required to recuse himself from any discussions or vote regarding any potential termination, Mr. Meller would be required to determine, in accordance with his fiduciary duties as a board member, if Mr. Mahoney should be terminated for cause.

      In the event Mr. Mahoney's employment agreement is terminated due to Mr. Mahoney's death, Deep Field Technologies will pay to his estate his full base salary for eight years from the date of termination at the highest salary level under the agreement. In the event Mr. Mahoney's employment agreement is terminated by Deep Field Technologies within three years following a change in control, as defined in the employment agreement, or by Mr. Mahoney for good reason within three years following a change in control, Mr. Mahoney will be entitled to receive a severance payment equal to three hundred percent (300%), less $100, of the average amount of his gross income for services rendered to Deep Field Technologies in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Deep Field Technologies). Under his employment agreement, "good reason" means, among other things, (1) any limitation on Mr. Mahoney's powers as Chairman of the Board, (2) a reduction in compensation, (3) a relocation of the Company outside New Jersey or (4) the failure of the Company to make any required payments under the agreement. The employment agreement restricts Mr. Mahoney from competing with Deep Field Technologies during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Mahoney is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

      Mark Meller

      Deep Field Technologies entered into a five-year employment agreement with Mr. Meller as of October 1, 2004. Mr. Meller will serve as Deep Field Technologies' President, Chief Executive Officer and Chief Financial Officer for a term of five years. As consideration, Deep Field Technologies agreed to pay Mr. Meller the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. However, when Deep Field Technologies achieves annual sales equal to or greater than $2,000,000, Mr. Meller's base annual salary will automatically be increased to $145,000. Deep Field Technologies also agreed to pay Mr. Meller a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by Deep Field Technologies, net of any debt or other liabilities assumed by the Company, in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of Class B Common Stock at the option of Mr. Meller.

      In the event Mr. Meller's employment agreement is terminated by Deep Field Technologies for cause or due to Mr. Meller's disability or retirement, Deep Field Technologies will pay him his full base salary for five years from the date of termination at the highest salary level under the agreement. Under his agreement, "cause" means (1) the willful and continued failure of Mr. Meller to substantially perform his duties to the Company after written demand for such performance is delivered to Mr. Meller by the Company's board of directors, (2) the willful engaging by Mr. Meller in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, (3) the conviction of Mr. Meller of a felony, which is limited solely to a crime that relates to the business operations of the Company or that results in his being unable to substantially carry out his duties as set forth in the agreement, or (4) the commission of any act by Mr. Meller against the Company that may be construed as embezzlement, larceny, and/or grand larceny. However, Mr. Meller will not be deemed to have been terminated for cause unless the board of directors determines, by a vote of at least 75% of the members of the board of directors that Mr. Meller was guilty of conduct described in items (1), (2) or (4) above. As the board of directors consists solely of Mr. Mahoney and Mr. Meller, Mr. Meller, pursuant to his employment agreement, would be required to recuse himself from any discussions or vote regarding any potential termination. Mr. Mahoney would be required to determine if Mr. Meller should be terminated for cause.

      In the event Mr. Meller's employment agreement is terminated due to Mr. Meller's death, Deep Field Technologies will pay to his estate his full base salary for eight years from the date of termination at the highest salary level under the agreement. In the event Mr. Meller's employment agreement is terminated by Deep Field Technologies within three years following a change in control, as defined in the employment agreement, or by Mr. Meller for good reason within three years following a change in control, Mr. Meller will be entitled to receive a severance payment equal to three hundred percent (300%), less $100, of the average amount of his gross income for services rendered to Deep Field Technologies in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Deep Field Technologies). Under his employment agreement, "good reason" means, among other things, (1) any limitation on Mr. Meller's powers as Chief Executive Officer, President and Chief Financial Officer, (2) a reduction in compensation, (3) a relocation of the Company outside New Jersey or (4) the failure of the Company to make any required payments under the agreement. The employment agreement restricts Mr. Meller from competing with Deep Field Technologies during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Meller is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

      Mr. Meller was also entitled to be paid the sum of $50,000 upon the completion of the Distribution. Mr. Meller has agreed to forego receipt of the $50,000 cash payment until such time that management believes it has sufficient financing in place to fund this obligation.

      In addition, on August 5, 2005, Mr. Mahoney and Mr. Meller entered into a voting agreement pursuant to which they agree to vote their respective shares in favor of any proposal that is submitted to the Company's shareholders for approval by a unanimous vote or consent of the Board of Directors of the Company. In connection with such voting agreement, Mr. Meller has also granted an irrevocable proxy with a term of ten years to Jerome Mahoney (or his designee) to vote and exercise all voting and related rights with respect to shares of the Company's Class B Common Stock and Class A Common Stock that are owned at any time by Mr. Meller . The irrevocable proxy is terminable only upon the written consent of Jerome Mahoney.

Equity Compensation Plans

      There are no existing equity compensation plans and Deep Field Technologies has no current plans, proposals or arrangements to establish, or provide any awards under, any such equity compensation plans.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On August 12 and November 19, 2004, Deep Field Technologies issued an aggregate of $400,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were intended to be convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. On February 25, 2005, Deep Field Technologies' obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of Deep Field Technologies. On February 28, 2005, Deep Field Technologies borrowed an additional $100,000 pursuant to an additional promissory note payable to Cornell Capital Partners. In connection with the issuances of the secured convertible debentures, Deep Field Technologies paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, Deep Field Technologies received a credit for fees that would otherwise have been payable upon the issuance of the $400,000 in replacement notes. Deep Field Technologies paid Cornell Capital a fee of $10,000 in connection with its $100,000 borrowing. Deep Field Technologies' obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of our assets. iVoice has also guaranteed the payment of all amounts payable by Deep Field Technologies pursuant to the secured promissory note.

      Effective August 12, 2004, Deep Field Technologies entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, Deep Field Technologies entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. On March 9, 2005, Deep Field Technologies received a non-binding letter of intent from Cornell Capital whereby Cornell Capital offered, subject to satisfaction of certain conditions, to purchase shares of Deep Field Technologies' common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of closing conditions. On [26], 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital, pursuant to which Deep Field Technologies may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares is 95% of the market price, which is defined as the lowest closing bid price of our Class A Common Stock during the five trading days following the date that Deep Field Technologies delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Deep Field Technologies has agreed, pursuant to the terms of the Standby Equity Distribution Agreement, that Cornell Capital Partners will receive, as additional one time compensation, the number of shares of our Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of our Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective.

      However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock unless certain conditions being met by Deep Field Technologies, including having the registration statement relating to the shares sold under the Standby Equity Distribution Agreement declared effective. If Deep Field Technologies cannot satisfy the requirements for Cornell Capital Partners to purchase our Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

      On August 5, 2005, Deep Field Technologies assumed an aggregate of $190,000 in liabilities from iVoice and iVoice assigned to Deep Field Technologies assets having an aggregate book value of $10,000. See "Selected Historical and Pro Forma Financial Information" contained in the financial statements of Deep Field Technologies at the back of this prospectus. Deep Field Technologies believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      In connection with the assumption of assets and liabilities by Deep Field Technologies from iVoice, Deep Field Technologies assumed from iVoice $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt is subject to a promissory note having substantially the same terms as the terms applicable to the indebtedness from iVoice to Mr. Mahoney. On August 5, 2005, Deep Field Technologies, issued a promissory note in the amount of $190,000 payable to Mr. Mahoney that bears interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Deep Field Technologies, par value $0.01, for each dollar owed, (ii) the number of shares of our Class A Common Stock of Deep Field Technologies calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of our Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. There is no limitation on the number of shares of our Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. See "Potential Dilution Due to Conversion at Below Market Price."

      Mr. Mahoney agreed to forego receiving any shares of Deep Field Technologies' Class A Common Stock or Class B Common Stock he would otherwise have been entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      Deep Field Technologies entered into two separate employment agreements with Mr. Mahoney, its Non-Executive Chairman of the Board, and Mr. Meller, its President, Chief Executive Officer and Chief Financial Officer, respectively, as of August 3, 2004 and October 1,

2004, respectively. Each of the employment agreements provides for annual compensation of $85,000 per annum with an annual increase based on the Consumer Price Index every year thereafter. However, when Deep Field Technologies achieves annual sales equal to or greater than $2,000,000, each of Mr. Mahoney and Mr. Meller's base annual compensation will automatically be increased to $145,000. Each of Mr. Mahoney and Mr. Meller will also be entitled to additional incentive compensation based upon acquisitions completed by Deep Field Technologies. Mr. Meller's agreement also provides for a bonus of $50,000 to be paid upon successful completion of the Distribution. Mr. Meller has agreed to forego receipt of the $50,000 cash payment until such time that management believes that it has sufficient financing in place to fund this obligation. Deep Field Technologies believes that the compensation provided to each of Mr. Mahoney and Mr. Meller are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.

      In August 2004, Deep Field Technologies entered into an administrative services agreement with iVoice. Pursuant to that agreement, iVoice is providing Deep Field Technologies with physical premises, inventory purchasing services, material and inventory control services, source code management and other personnel and data processing services on a month-to-month basis. For these services Deep Field Technologies is paying iVoice $5,000 per month during the term of the agreement. The administrative services agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or can provide these services for itself. Following termination of the administrative services agreement, we expect that Deep Field Technologies will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and Deep Field Technologies.

         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                         AND OTHER STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "DPFD."

      The following table shows the high and low closing prices for the period indicated:

                   2005              High            Low
                   ----              ----            ---

              Third Quarter          $.06            $.01
                 (through
             August 31, 2005)

Holders of common equity

      As of August 31, 2005, there were 729 record holders of our common shares.

Dividend information

      To date, Deep Field Technologies has never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

Security Ownership

      The following table sets forth, as of August 31, 2005, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares,
(ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.


                                                            Common Stock                       Common Stock
                                                            Beneficially                       Beneficially
                                                            Owned Before       Percentage       Owned After    Percentage
Name                                  Title of Class        Distribution        Ownership      Distribution    Ownership
--------------------------------- ----------------------- ------------------ --------------- ---------------- -----------
Jerome R. Mahoney                 Class A Common Stock               0(1)            0%(1)              0(1)       0%(1)
--------------------------------- ----------------------- ------------------ --------------- ---------------- -----------
                                  Class B Common Stock         190,000(2)          100%(2)        190,000(2)     100%(2)
--------------------------------- ----------------------- ------------------ --------------- ---------------- -----------
                                  Class C Common Stock               0               0%                 0          0%
--------------------------------- ----------------------- ------------------ --------------- ---------------- -----------
Mark Meller                       Class A Common Stock               0               0%                 0          0%
--------------------------------- ----------------------- ------------------ --------------- ---------------- -----------
                                  Class B Common Stock               0               0%                 0          0%
--------------------------------- ----------------------- ------------------ --------------- ---------------- -----------
                                  Class C Common Stock               0               0%                 0          0%
--------------------------------- ----------------------- ------------------ --------------- ---------------- -----------
All directors and executive       Class A Common Stock               0(1)            0%(1)              0(1)       0%(1)
officers as a group (2 persons)
--------------------------------- ----------------------- ------------------ --------------- ---------------- -----------
                                  Class B Common Stock         190,000(2)          100%(2)        190,000(2)       0%(2)
--------------------------------- ----------------------- ------------------ --------------- ---------------- -----------
                                  Class C Common Stock               0               0%                 0          0%
--------------------------------- ----------------------- ------------------ --------------- ---------------- -----------

(1) Does not give effect to the right of Mr. Mahoney pursuant to the promissory note to be executed by Deep Field Technologies in favor of Mr. Mahoney in the amount of $190,000 to convert $190,000 of indebtedness plus accrued and unpaid interest into more than 190,000 shares of Class B Common Stock which is convertible into the number of shares of our Class A Common Stock, determined by dividing the number of shares of our Class B Common Stock being converted by a 20% discount of the lowest price at which Deep Field Technologies had ever issued its Class A Common Stock. There is no limitation on the number of shares of our Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness.

(2) Mr. Mahoney may at his option convert the $190,000 promissory note held by him into Class B Common Stock of Deep Field Technologies at a rate of one dollar per share. Such Class B Common Stock is convertible at any time into shares of our Class A Common Stock at a rate equal to 80% of the lowest price that Deep Field Technologies issues shares of Class A Common Stock subsequent to the date of the note. Thus by virtue of Mr. Mahoney's right to convert $190,000 of indebtedness plus accrued and unpaid interest into more than 190,000 shares of our Class B Common Stock, Mr. Mahoney is deemed to beneficially own such shares for the purpose of computing the percentage of ownership by him, but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                            DESCRIPTION OF SECURITIES

      Pursuant to Deep Field Technologies' certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of Deep Field Technologies' outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

Class A Common Stock

      Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of June 30, 2005, there was one record holder of Class A Common Stock and Deep Field Technologies had 100 shares of Class A Common Stock outstanding. Deep Field Technologies currently has 10,050,000 shares of Class A Common Stock outstanding. On August 5, 2005, a 100,500-for-one stock split was accomplished by means of a stock dividend.

Class B Common Stock

      Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion rights have to Class A Common Stock. There are 50,000,000 shares of our Class B Common Stock authorized and 0 shares issued and outstanding as of June 30, 2005. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price that Deep Field Technologies had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

Class C Common Stock

      Each holder of our Class C Common Stock is entitled to 1,000 votes for each one share held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. There are
20,000,000 shares authorized and 0 shares issued and outstanding as of June
30, 2005.  Upon liquidation, dissolution or winding-up, the holders of Class
C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Preferred Stock

      Deep Field Technologies is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of June 30, 2005, Deep Field Technologies has not issued any shares of Preferred Stock. Deep Field Technologies has no current plans to issue any shares of preferred stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the New Jersey Business Corporation Act) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

      o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

      o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of Deep Field Technologies, and the relative rights of priority, if any, of payment of shares of that series; and

      o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the Company's certificate of incorporation or the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

Options and Warrants

      None.

Debt

      On August 12 and November 19, 2004, Deep Field Technologies issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. The debentures were convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures could be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of Deep Field Technologies. On February 28, 2005, the secured convertible debentures were terminated and replaced by a promissory note in the amount of $500,000 ($400,000 representing replacement notes and $100,000 representing new financing).

      On August 5, 2005, Deep Field Technologies assumed an aggregate of $190,000 of outstanding indebtedness from iVoice in exchange for an assignment from iVoice of assets having an aggregate book value of $10,000. In connection with the assumption of assets and liabilities by Deep Field Technologies from iVoice, Deep Field Technologies assumed $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney, subject to a promissory note having substantially the same terms as those applicable to outstanding indebtedness from iVoice to Mr. Mahoney. The promissory note bears interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Deep Field Technologies, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of Deep Field Technologies calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of our Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest.

Transfer Agent

      Deep Field Technologies' transfer agent is Fidelity Transfer Company. The address for the transfer agent is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. The telephone number for the transfer agent is (801) 484-7222.

Limitation of Liability: Indemnification

      Our by-laws include an indemnification provision under which we have agreed to indemnify directors of Deep Field Technologies to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of Deep Field Technologies.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Deep Field Technologies pursuant to the foregoing, or otherwise, Deep Field Technologies has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Certificate Of Incorporation

      Authorized and unissued stock. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Deep Field Technologies that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Deep Field Technologies' board of directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

      Some of the provisions of Deep Field Technologies' certificate of incorporation and bylaws may have the effect of making the acquisition of control of Deep Field Technologies in a transaction not approved by Deep Field Technologies' board of directors more difficult.

Listing and Trading of the Deep Field Technologies Class A Common Stock

      Deep Field Technologies makes no recommendations on the purchase, retention or sale of shares of Deep Field Technologies Class A Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

      If you do decide to purchase or sell any Deep Field Technologies shares, the following information may be helpful in discussions with your stockbroker, bank or other nominee.

      The shares of Deep Field Technologies Class A Common Stock distributed to iVoice stockholders will be freely transferable, except for (1) shares of Deep Field Technologies Class A Common Stock received by persons who may be deemed to be affiliates of Deep Field

Technologies under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of Deep Field Technologies Class A Common Stock received by persons who hold restricted shares of iVoice common stock. Persons who may be deemed to be affiliates of Deep Field Technologies after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with Deep Field Technologies and may include certain directors, officers and significant stockholders of Deep Field Technologies. Persons who are affiliates of Deep Field Technologies will be permitted to sell their shares of Deep Field Technologies Class A Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

      There can be no assurance as to whether the Deep Field Technologies Class A Common Stock will be actively traded or as to the prices at which the Deep Field Technologies Class A Common Stock will trade. Unless and until the shares of Deep Field Technologies Class A Common Stock are fully distributed and an orderly market develops, the prices at which the Deep Field Technologies Class A Common Stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for Deep Field Technologies Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Deep Field Technologies' results of operations, what investors think of Deep Field Technologies and the Unified Messaging industry, the amount of dividends that Deep Field Technologies pays, changes in economic conditions in the Unified Messaging industry and general economic and market conditions.

      In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the Deep Field Technologies Class A Common Stock and/or iVoice common stock.

      As described elsewhere in this prospectus, Deep Field Technologies had issued to Cornell Capital Partners $400,000 aggregate principal amount of secured convertible debentures. On February 28, 2005, Deep Field Technologies' obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of Deep Field Technologies.

      Mr. Mahoney will have the right to convert $190,000 of indebtedness plus accrued and unpaid interest into 190,000 (plus on a dollar per share basis, amounts of accrued and unpaid interest) shares of Deep Field Technologies Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which Deep Field Technologies had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of these obligations. See "Potential Dilution Due to Conversion at Below Market Price." However, assuming a market price for Deep Field Technologies Class A Common Stock of $0.01, we would be required to issue 23,750,000 shares of Class A Common Stock to Mr. Mahoney, plus shares attributable to accrued and unpaid interest upon conversion of his promissory note. As of June 30, 2005, there was $32,110 of accrued and unpaid interest on the promissory note.

                            CHANGES IN ACCOUNTANTS

      On February 23, 2005, Deep Field Technologies terminated the services of its independent account, Mendlowitz Weitsen, LLP. For the two most recent fiscal years and through the subsequent interim period ending upon such termination, (i) the independent account's report did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles and (ii) there were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The decision to change accountants was recommended by Deep Field Technologies' Audit Committee.

      On February 23, 2005, Deep Field Technologies engaged the independent accounting firm of Bagell, Josephs & Company, L.L.C. as principal accountant to audit Deep Field Technologies' financial statements for the fiscal years ended December 31, 2004 and 2003.

                                   EXPERTS

      The financial statements for the years ended December 31, 2004 and December 31, 2003, included in this prospectus have been audited by Bagell, Josephs & Company, L.L.C., independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Deep Field Technologies' ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                LEGAL MATTERS

      Meritz & Muenz LLP, Washington, D.C. will pass upon the validity of the shares of common stock offered hereby for us.

                     WHERE YOU CAN FIND MORE INFORMATION

      Deep Field Technologies has filed with the Securities and Exchange Commission the registration statement under the Securities Act with respect to the Deep Field Technologies Class A Common Stock. This document does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete.
The registration statement and the exhibits thereto filed by Deep Field Technologies with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. Upon the effectiveness of the registration statement, Deep Field Technologies will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, Deep Field Technologies will be required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                          Deep Field Technologies, INC.
                          INDEX TO FINANCIAL STATEMENTS

Contents                                                                   Page
--------                                                                   ----

REPORT OF INDEPENDENT REGISTERED PUBLIC
        ACCOUNTING FIRM                                                      F-2

AUDITED FINANCIAL STATEMENTS
         Balance Sheets - December 31, 2004 and 2003                         F-3
         Statements of Operations - for the years ended
          December 31, 2004 and 2003                                         F-4
         Statements of Owner's Equity (Deficiency) - for the
          years ended December 31, 2004 and 2003                             F-5
         Statements of Cash Flow - for the years ended
          December 31, 2004 and 2003                                         F-6

NOTES TO AUDITED FINANCIAL STATEMENTS                                        F-7

UNAUDITED FINANCIAL STATEMENTS
         Balance Sheet - June 30, 2005                                      F-19
         Statements of Operations - for the three months and
          six months ended June 30, 2005 and 2004                           F-20
         Statements of Cash Flow - for the six months
          ended June 30, 2005 and 2004                                      F-21

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS                                 F-22

SELECTED HISTORICAL AND PRO FORMA
         FINANCIAL INFORMATION                                              F-32
         Condensed Unaudited Pro Forma Balance Sheet at
          June 30, 2005                                                     F-33
         Condensed Unaudited Pro Forma Balance Sheet at
          December 31, 2004                                                 F-34
         Unaudited Pro Forma Statement of Operations for
          the year ended December 31, 2004                                  F-35
         Unaudited Pro Forma Statement of Operations for
          the six months ended June 30, 2005                                F-36
         Unaudited Pro Forma Statement of Operations for
          the year ended December 31, 2003                                  F-37

NOTES TO CONDENSED UNAUDITED PRO FORMA
         FINANCIAL INFORMATION                                              F-38

                         Bagell, Josephs & Company, LLC
                200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                       Tel: 856.346.2628 Fax: 856.346.2882

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF DEEP FIELD TECHNOLOGIES, INC. Matawan, New Jersey

We have audited the accompanying balance sheets of the unified messaging software business of iVoice, Inc. (Deep Field Technologies, Inc., a wholly owned subsidiary of iVoice, Inc.) as of December 31, 2004 and 2003 and the related statements of operations, owner's equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the unified messaging software business of iVoice, Inc. (Deep Field Technologies, Inc.) as of December 31, 2004 and 2003 (except for Note 9 as to which such date is August 4, 2005), and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on iVoice, Inc. for administrative, management, research and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company had net losses and negative cash flows from operations for the years ended December 31, 2004 and 2003, and as of those dates had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                    BAGELL, JOSEPHS & COMPANY, L.L.C.

Gibbsboro, New Jersey
March 21, 2005


                          DEEP FIELD TECHNOLOGIES, INC.
                                 BALANCE SHEETS
                           December 31, 2004 and 2003

                                                                               December 31,
                                                                           2004           2003
                                                                        ---------      ---------
ASSETS
------
CURRENT ASSETS
  Cash and cash equivalents                                             $ 299,566      $       0
  Accounts receivable                                                       3,000              0
  Inventory, net                                                              317            315
  Cost in excess of billing                                                     0             75
                                                                        ---------      ---------
  Total current assets                                                    302,883            390
                                                                        ---------      ---------
TOTAL ASSETS                                                            $ 302,883      $     390
                                                                        =========      =========

LIABILITIES AND OWNER'S EQUITY (DEFICIENCY)
-------------------------------------------
CURRENT LIABILITIES
  Accounts payable and accrued expenses                                 $  47,513      $       0
  5% Convertible debentures                                               400,000              0
  Deferred maintenance contracts                                              112              0
                                                                        ---------      ---------
  Total current liabilities                                               447,625              0

OWNER'S EQUITY (DEFICIENCY)
  Common Stock
  Class A, no par value; Authorized 10,000,000,000
     shares; 10,050,000 issued and outstanding as of
     12/31/04, and 0 issued and outstanding as of
     12/31/03                                                                   0              0
  Class B, par value $.01; Authorized 50,000,000
     shares; no shares issued and outstanding                                   0              0
  Class C, par value $.01; Authorized 20,000,000
     shares; no shares issued and outstanding                                   0              0
  Preferred Stock; Par value $1.00; Authorized
     1,000,000 shares; no shares issued and outstanding                         0              0
  Net investment, iVoice, Inc.                                            148,302         99,173
  Accumulated deficit                                                    (293,044)       (98,783)
                                                                        ---------      ---------
  Total owner's equity (deficiency)                                      (144,742)           390
                                                                        ---------      ---------
TOTAL LIABILITIES AND OWNER'S EQUITY (DEFICIENCY)                       $ 302,883      $     390
                                                                        =========      =========

   The Notes to Financial Statements are an integral part of these statements.

                          DEEP FIELD TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2004 and 2003

                                                          2004           2003
                                                       ---------      ---------

SALES, net                                             $   7,344      $   8,505

COST OF SALES                                              2,352          3,447
                                                       ---------      ---------
GROSS PROFIT                                               4,992          5,058
                                                       ---------      ---------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
     Selling expenses                                      1,807          1,923
     General & administrative expense                    121,949         15,892
     Research & development                                1,982          3,604
     Depreciation & amortization                            --            2,869
                                                       ---------      ---------
       Total Selling, General & Administrative
         expense                                         125,738         24,288
                                                       ---------      ---------
LOSS FROM CONTINUING OPERATIONS                         (120,746)       (19,230)
                                                       ---------      ---------
OTHER INCOME (EXPENSE)
     Other income                                          4,494          2,836
     Write off of financing costs                        (71,546)             0
     Gain on sale of securities held for sale                  0          1,944
     Interest expense                                     (6,407)       (14,488)
     Other expense                                           (56)             0
                                                       ---------      ---------
        Total other expense                              (73,515)        (9,708)
                                                       ---------      ---------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES     (194,261)       (28,938)
                                                       ---------      ---------
PROVISION FOR INCOME TAXES                                     0              0
                                                       ---------      ---------
NET LOSS FROM CONTINUING OPERATIONS                    $(194,261)     $ (28,938)
                                                       =========      =========

NET LOSS PER COMMON SHARE:
Basic                                                  $   (0.02)     $   (0.00)
                                                       =========      =========
Diluted                                                $   (0.02)     $   (0.00)
                                                       =========      =========


   The Notes to Financial Statements are an integral part of these statements.


                                                 DEEP FIELD TECHNOLOGIES, INC.
                                            STATEMENT OF OWNER'S EQUITY (DEFICIENCY)
                                        For the Years Ended December 31, 2004 and 2003


                                                                                                                      Total
                                                       Common          Common             Net                         Owner's
                                                       Stock           Stock          Investment    Accumulated       Equity
                                                       Shares          Amount        iVoice, Inc      Deficit      (Deficiency)
                                                    -----------     -----------     ------------   ------------    -----------

Balance at January 1, 2003                                    0     $         0     $    71,715    $   (69,845)    $     1,870
Net transactions with iVoice, Inc.                                                       27,458                         27,458
Net loss for the twelve months ended
  December 31, 2003                                                                                    (28,938)        (28,938)
                                                    -----------     -----------     -----------    -----------     -----------
Balance at December 31, 2003                                  0               0          99,173        (98,783)            390
Issuance of common stock                                    100               0                                              0
Retroactive treatment of 100,500:1 stock split       10,049,900               0                                              0
Net transactions with iVoice, Inc.                                                       49,129                         49,129
Net loss for the twelve months ended
  December 31, 2004                                                                                   (194,261)       (194,261)
                                                    -----------     -----------     -----------    -----------     -----------
Balance at December 31, 2004 (As Retroactively
  Restated)                                          10,050,000     $         0     $   148,302    $  (293,044)    $  (144,742)
                                                    ===========     ===========     ===========    ===========     ===========


   The Notes to Financial Statements are an integral part of these statements.

                          DEEP FIELD TECHNOLOGIES, INC.
                             STATEMENTS OF CASH FLOW
                    For The Years December 31, 2004 and 2003

                                                           2004           2003
                                                        ---------     ----------

CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                              $(194,261)    $ (28,938)
  Depreciation and amortization                                 0         2,869
  Changes in operating assets and liabilities
     Increase in accounts receivable                       (3,000)            0
     Increase in inventory                                     (2)            0
     Decrease in cost in excess of billing                     75             0
     Increase (decrease) in accounts payable and
       accrued expenses                                    47,513        (1,389)
     Increase in deferred maintenance contracts               112             0
                                                        ---------     ---------
  Net cash used in operating activities                  (149,563)      (27,458)
                                                        ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Allocation of costs by iVoice                            49,129        27,458
  Sale of convertible debentures                          400,000          --
                                                        ---------     ---------
  Net cash provided by financing activities               449,129        27,458
                                                        ---------     ---------
NET INCREASE (DECREASE) IN CASH                           299,566             0

CASH - beginning                                                0             0

CASH - end                                              $ 299,566     $       0
                                                        =========     =========
CASH PAID DURING THE YEAR FOR:
Interest expense                                        $       0     $  14,468
                                                        =========     =========
Income taxes                                            $       0     $       0
                                                        =========     =========


   The Notes to Financial Statements are an integral part of these statements.

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 1 - BACKGROUND

Deep Field Technologies, Inc. ("Deep Field Technologies" or the "Company") was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 2, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 2 and assigned to the Company.

On September 1, 2004, the Board of Directors of iVoice, Inc. resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. Deep Field Technologies intends to continue to develop, market and license the Unified Messaging line of computerized telephony software.

In September, 2004, iVoice Inc. announced that it intends to distribute to its shareholders all of the Deep Field Technologies Class A Common Stock.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of Unified Messaging, and certain accrued liabilities and related party debt to Deep Field Technologies (the "Distribution"), the shares of common stock of which will be distributed to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, Deep Field Technologies has entered into an administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or can provide those services for itself.

Deep Field Technologies also intends to assume $190,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into Class B Common Stock of Deep Field Technologies at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the Unified Messaging line, which was developed by iVoice. With Unified Messaging, e-mail, voice mail and faxes can be handled through a desktop computer or telephone. All messages can be viewed and acted upon in order of importance via Microsoft Outlook or a web browser. E-mail can also be retrieved over the phone, using text-to-speech, and responded to with a voice message including directed to a fax machine.

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone company.

As of December 31, 2004, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $200,000 of secured convertible debentures in August 2004, and an additional $200,000 of secured convertible debentures in November 2004 around the time of filing of the registration statement for the Class A Common Stock. Interest on the secured convertible debentures is payable at 5% per annum and the secured convertible debentures are convertible into the Company's Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five (5) trading days immediately preceding the conversion date. Additionally, the Company had also entered into a Standby Equity Distribution Agreement, subsequently terminated, where the Company could, at its discretion, periodically sell to an investor shares of Class A Common Stock to raise capital to fund working capital needs. These two financing transactions required the Company to register its common stock under Section 12 (g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Unified Messaging business.

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


Management believes the Assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

      b)    Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      c)    Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Unified Messaging software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software. It is management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

      d)    Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warranty period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

      e)    Product Warranties

      The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

      f)    Research and development costs

      Research and development costs will be charged to expense as incurred.

      g)    Inventory

      Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


      h)    Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      The Company, not being a separate reporting entity, will not receive any benefit from the approximately $400,000 net operating loss allocated to the unified messaging software business contained in these financial statements.

      i)    Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

      j)    Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computation are as follows:

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


                                             As of            As of
                                          December 31,     December 31,
                                              2004            2003
                                          ------------     ------------

Pro Forma Basis and diluted purposes       10,050,000       10,050,000

      k)    Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of December 31, 2004 and 2003, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

      l)    Recent Accounting Pronouncements

      In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" ("FIN 46-R"). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

      In December, 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

      m)    Reclassification

      Certain amounts in the 2003 financial statements were reclassified to conform to the 2004 presentation. The reclassification results in no changes in the net loss for that period.

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 5 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 2004 and 2003, iVoice allocated operating costs of $49,129 and $27,458, respectively to Deep Field Technologies. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. The amortization of the Unified Messaging software has been reflected as cost of sales. Other general categories of operating expense, as well as other income and expense, have been allocated to Deep Field Technologies by iVoice based upon a ratio of revenue of the Unified Messaging software over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if Deep Field Technologies had performed these functions as a stand-alone company.

In conjunction with the spin-off, Deep Field Technologies has entered into an administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE 6 - INCOME TAXES

The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:


         Federal Income Tax Rate                         (34.0)%
         Deferred Tax charge (Credit)                      0.0 %
         Effect on Valuation Allowance                    38.1 %
         State Income Tax, Net of Federal Benefits       ( 4.1)%
         Effective Income Tax Rate                         0.0 %

Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. However the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

On February 28, 2005, convertible debentures equal in principal to $400,000 were terminated and replaced with a secured promissory note of the same value. In addition, on February 28, 2005, Deep Field Technologies borrowed an additional $100,000 under the promissory note.

The Company has obtained a non-binding commitment for a Standby Equity Distribution Agreement whereby the Company, at its discretion may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. This transaction will

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


require the Company to register its Class A Common Stock for resale to facilitate this financial transaction.

      The Company will also assume an outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of Deep Field Technologies. This amount is related to funds loaned to iVoice and is unrelated to the operations of. Deep Field Technologies. The note representing such obligation will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Deep Field Technologies, Inc., par value $.01 per share, for each dollar owed, (ii) the number of shares of Class A Common Stock of Deep Field Technologies, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

      The Company entered into a five-year employment agreement with Jerome Mahoney, its Non-Executive Chairman of the Board of Directors, effective August 3, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index. Mr. Mahoney has agreed to accept compensation pursuant to this Employment Agreement in the form of Class B Common Stock, par value $.01 per share, in lieu of cash, for as long as the Board of Directors decides, in its sole discretion, that the Company does not have the financial resources to pay him in cash. The number of Class B Common Stock shares to be issued Mr. Mahoney shall be equal to one share of Class B Common Stock for every dollar of compensation due and owing the Executive. Mr. Mahoney will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

      Deep Field Technologies entered into a five-year employment agreement with Mr. Meller as of October 1, 2004. Mr. Meller will serve as the Company's President, Chief Executive Officer and Chief Financial Officer for a term of five years. As consideration, Deep Field Technologies agreed to pay Mr. Meller the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. However, when Deep Field Technologies achieves annual sales equal to or greater than $2,000,000, Mr. Meller's base annual salary will automatically be increased to $145,000. Deep Field Technologies also agreed to pay Mr. Meller a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by Deep Field Technologies, net of any debt or other liabilities assumed by the Company, in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of Class B Common Stock at the option of Mr. Meller.

      Mr. Meller will also be entitled to a sum of $50,000 upon the completion of the Distribution. Mr. Meller has agreed to defer the cash receipt of said sum until such time that management believes it has sufficient financing in place to fund this obligation.

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


In conjunction with the various spin-offs, Deep Field Technologies has entered into an administrative services agreement with iVoice. The administrative services agreements will continue on a month-to- month basis until these companies have found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE 8 - CAPITAL STOCK

Pursuant to the Company's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of the Company's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

      a)    Class A Common Stock

      As of December 31, 2004, there were 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding. Subsequent to December 31, 2004, upon the registration statement becoming effective, the Company's proposed 100,500-for-one stock split retroactively increased the shares to 10,050,000 (See Note 9).

      Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

      b)    Class B Common Stock

      As of December 31, 2004, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that Deep Field Technologies, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of December 31, 2004, no shares were issued or outstanding.

      c)    Class C Common Stock

      As of December 31, 2004, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


Common Stock are not entitled to receive our net assets pro rata. As of December 31, 2004, no shares were issued or outstanding.

      d)    Preferred Stock

      Deep Field Technologies is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of December 31, 2004, Deep Field Technologies has not issued any shares of Preferred Stock.

NOTE 9 - SUBSEQUENT EVENTS

In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement for the Class A Common Stock a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of such registration statement. The Company issued $200,000 of secured convertible debentures on the dates and in the amounts as followed: August 2004 for $200,000 and November 2004 for $200,000. These were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of Deep Field Technologies.

On February 28, 2005, the Company renegotiated the terms and conditions of its Convertible Debentures with the holders of such debentures. The parties thereto agreed to terminate the Convertible Debentures replacing them with a Promissory Note. The Promissory Note was in the amount of $500,000, $400,000 of which replaced the convertible debentures, and $100,000 of which was advanced on February 28, 2005. A commitment fee of 10% of the face amount of the Convertible Debentures was paid at the time of each advance on the Convertible Debentures. Such commitment fees were credited against commitment fees due and owing against the Note. The balance of the commitment fee against the Note was paid on February 28, 2005, at the time that such $100,000 was advanced to the Company.

The Promissory Note bears interest at the rate of 12% per annum. Principal on the Note will be amortized in equal weekly installments of $10,000 commencing on July 4, 2005. Payments of interest shall commence on September 1, 2005 and shall continue on the first day of each calendar month thereafter until the principal is paid in full. Payment in full of the principal and interest on the Note is due on or before July 4, 2006. In the event all principal and interest has not been paid by the one year anniversary from the initial payment on July 4, 2005, in

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


accordance with the amortization schedule described above, the Company will make a lump sum payment of all outstanding interest and principal on July 4, 2006.

On February 28, 2005, iVoice, Inc. agreed to provide a full and unconditional guaranty of the payment and performance obligations of Deep Field Technologies under the promissory note which cannot be discharged, except as specifically provided in the promissory note and the related documents. Under the guaranty, if Deep Field Technologies defaults in payment or performance of any of its obligations under the promissory note, iVoice, Inc. is required to pay or perform such obligations upon two days' written notice or demand by the holders of the promissory note and to take an advance or advances, as may be necessary, from the Standby Equity Distribution Agreement by and between iVoice Inc. and Cornell Capital Partners, LP. Notwithstanding anything to the contrary, so long as the outstanding principal amount is zero or would be made zero simultaneously with the termination, iVoice, Inc. shall have the right to terminate the guaranty at any time by providing written notice of such termination. Notwithstanding anything to the contrary, this Guaranty shall be discharged and terminated upon the Company's registration statement in connection with the Distribution being declared effective by the U.S Securities and Exchange Commission.

Effective August 12, 2004, Deep Field Technologies entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, Deep Field Technologies may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Effective February 28, 2005, the Deep Field Technologies terminated its Standby Equity Distribution Agreement, dated August 2004, entered into by and between the Company and Cornell Capital Partners, LLP. On March 9, 2005, the Company executed a non-binding letter agreement with Cornell Capital Partners LLP whereby the parties agreed subject to the satisfaction of certain conditions to enter into a Standby Equity Distribution Agreement following the date that the Company's registration statement on Form SB-2, as filed with the Securities and Exchange Commission on November 2004, is deemed effective by that agency. Subject to various conditions, the non-binding letter of commitment provides that, upon execution of definitive documents and the satisfaction of any conditions that may be set forth in such documents Deep Field Technologies will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The non-binding letter of commitment provides that purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that Deep Field Technologies delivers to Cornell Capital Partners a notice requiring it to advance funds to the Company. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, non-binding letter of commitment provides that Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


of credit becomes effective. To date, Deep Field Technologies has not drawn down on the equity line of credit.

According to the registration statement for the distribution of the Deep Field Technologies Class A Common Stock, a 100,500-for-one stock split was accomplished by means of a stock dividend effectuated immediately prior to the effective date of the registration statement. The Company has retroactively restated the shares outstanding at December 31, 2004 for this stock split.

                          DEEP FIELD TECHNOLOGIES, INC.
                       CONDENSED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 2005


                                     ASSETS

   CURRENT ASSETS
   Cash and cash equivalents                                          $ 329,790
   Accounts receivable, net of allowance for
     doubtful accounts of $0                                          $   3,000
   Inventory, net                                                           317
                                                                      ---------
        Total current assets                                            333,107
                                                                      ---------

   TOTAL ASSETS                                                       $ 333,107
                                                                      =========

                  LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

   CURRENT LIABILITIES
   Accounts payable and accrued expenses                              $  18,439
   Note payable                                                         500,000
   Due to related parties                                               127,500
                                                                      ---------
         Total current liabilities                                      645,939
                                                                      ---------

COMMITMENTS AND CONTINGENCIES                                              --

   STOCKHOLDERS'  (DEFICIENCY)
   Preferred stock, $1 par value; authorized 1,000,000 shares;
     no shares issued and outstanding                                      --
   Common stock, Class A - no par value; authorized
     10,000,000,000 shares; 10,050,000 shares issued
     and outstanding                                                       --
   Common stock, Class B - $.01 par value; authorized
     50,000,000 shares; no shares issued and outstanding                   --
   Common stock, Class C - $.01 par value; authorized
     20,000,000 shares; no shares issued and outstanding                   --
   Additional Paid in Capital                                           148,302
   Accumulated deficit                                                 (461,134)
                                                                      ---------
         Total stockholders' (deficiency)                              (312,832)
                                                                      ---------

   TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)                   $ 333,107
                                                                      =========


    The accompanying notes are an integral part of these condensed financial statements.


                          DEEP FIELD TECHNOLOGIES, INC.
                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                      For the Three Months Ended       For the Six Months Ended
                                                               June 30,                        June 30,
                                                     ----------------------------    -----------------------------
                                                          2005           2004            2005            2004
                                                     -------------   ------------    ------------    -------------
SALES, net                                           $       --      $      2,790    $        112    $      5,642

COST OF SALES                                                --             1,137            --             2,275
                                                     ------------    ------------    ------------    ------------

GROSS PROFIT                                                 --             1,653             112           3,367
                                                     ------------    ------------    ------------    ------------

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES
     Selling expenses                                        --               769            --             1,731
     General and administrative expenses                   85,166           8,298         148,042          18,743
     Research and development                                --               845            --             1,775
     Depreciation and amortization                           --                82            --               164
                                                     ------------    ------------    ------------    ------------
Total selling, general and administrative expenses         85,166           9,994         148,042          22,413
                                                     ------------    ------------    ------------    ------------

LOSS FROM CONTINUING OPERATIONS                           (85,166)         (8,341)       (147,930)        (19,046)
                                                     ------------    ------------    ------------    ------------

OTHER INCOME\(EXPENSE)
     Other income                                             705           1,780           1,415           2,625
     Write-off of financing costs                            --            (4,277)        (10,000)        (38,248)
     Interest expense                                      (6,232)           (222)        (11,575)           (462)
                                                     ------------    ------------    ------------    ------------
Total other income\(expense)                               (5,527          (2,719)        (20,160)        (36,085)
                                                     ------------    ------------    ------------    ------------

LOSS FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                  (90,693)        (11,060)       (168,090)        (55,131)

PROVISION FOR INCOME TAXES                                   --              --              --              --
                                                     ------------    ------------    ------------    ------------
NET LOSS FROM CONTINUING OPERATIONS                  $    (90,693)   $    (11,060)   $   (168,090)   $    (55,131)
                                                     ============    ============    ============    ============

PRO FORMA NET LOSS PER COMMON SHARE
     Basic                                           $     ( 0.01)   $    (  0.00)   $     ( 0.02)   $      (0.01)
                                                     ============    ============    ============    ============
     Diluted                                         $     ( 0.01)   $    (  0.00)   $     ( 0.02)   $      (0.01)
                                                     ============    ============    ============    ============

PRO FORMA WEIGHTED AVERAGE COMMON SHARES
     Basic                                             10,050,000      10,050,000      10,050,000      10,050,000
                                                     ============    ============    ============    ============
     Diluted                                           10,050,000      10,050,000      10,050,000      10,050,000
                                                     ============    ============    ============    ============


    The accompanying notes are an integral part of these condensed financial statements.

                          DEEP FIELD TECHNOLOGIES, INC.
                  CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)


                                                        For the Six Months Ended
                                                                June 30,
                                                        ------------------------
                                                           2005          2004
                                                        ---------     ---------
CASH FLOW USED IN OPERATING ACTIVITIES
Net loss                                                $(168,090)    $ (55,131)

  Adjustments to reconcile net loss to net
   cash used in operating activities
  Changes in certain assets and liabilities:
        Inventory                                            --              71
        Costs in excess of billing                           --              76
        Accounts payable and accrued liabilities          (29,074)         --
        Deferred revenue                                     (112)        2,667
        Related party accounts                            127,500          --
                                                        ---------     ---------
Total cash used in operating activities                   (69,776)      (52,317)
                                                        ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Allocation of costs by iVoice, Inc                         --          52,317
  Net proceeds from notes payable                         100,000          --
                                                        ---------     ---------
Total cash provided by financing activities               100,000        52,317
                                                        ---------     ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                  30,224          --

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD           299,566          --
                                                        ---------     ---------
CASH AND CASH EQUIVALENTS - END OF PERIOD               $ 329,790     $    --
                                                        =========     =========

            CASH PAID DURING THE PERIOD FOR:

  Interest expense                                      $    --       $    --
                                                        =========     =========
  Income taxes                                          $    --       $    --
                                                        =========     =========


    The accompanying notes are an integral part of these condensed financial statements.

                          DEEP FIELD TECHNOLOGIES, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


NOTE 1 - BACKGROUND

      The unaudited interim financial statements included herein have been prepared by Deep Field Technologies, Inc. ("Deep Field Technologies" or the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the December 31, 2004 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later that year.

      The management of the Company believes that the accompanying unaudited financial statements contain all adjustments (including normal recurring adjustments) necessary to present fairly the operations and cash flows for the periods presented.

      Deep Field Technologies, Inc. was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 2, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we may also be referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 2 and thereafter assigned to the Company.

      In September 2004, the Board of Directors of iVoice., the former parent of the Company, resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. Deep Field Technologies intends to continue to develop, market and license the Unified Messaging line of computerized telephony software.

      The spin-off transaction was accomplished, on August 5, 2005, by the assignment, contribution and conveyance of certain intellectual property, representing the software codes of Unified Messaging, and certain accrued liabilities and related party debt to Deep Field Technologies (the "Distribution"). The shares of Class A common stock of the Company were distributed to iVoice shareholders in the form of a special taxable dividend.

      In conjunction with the Distribution, Deep Field Technologies entered into a temporary administrative services agreement with iVoice. The agreement terminated

                          DEEP FIELD TECHNOLOGIES, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


upon completion of the Distribution. However, should Deep Field Technologies be unable to replace any or all of the services currently being provided by iVoice under the administrative services agreement, the administrative services agreement will be continued with respect to those services on a month-to-month basis. iVoice presently continues to provide administrative services to the Company.

      On August 5, 2005, Deep Field Technologies assumed $190,000 in accrued liabilities and related party debt incurred by iVoice. The debt assumed is convertible into Deep Field Technologies Class B Common Stock at the option of the holder as later described in these notes.

      On August 4, 2005, the Company received notice from the SEC that the registration statement to effectuate the spin-off of the Company from iVoice, Inc was approved and the Company immediately embarked on the process to spin off the Company from iVoice.

NOTE 2 - BUSINESS OPERATIONS

      The Company will continue to develop, market and license the Unified Messaging line, which was developed by iVoice. With Unified Messaging, e-mail, voice mail and faxes can be handled through a desktop computer or telephone. All messages can be viewed and acted upon in order of importance via Microsoft Outlook or a web browser. E-mail can also be retrieved over the phone, using text-to-speech, and responded to with a voice message including directed to a fax machine.

NOTE 3 - GOING CONCERN

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company's previous financial results and operations were reflected in the consolidated financial statements and accounting records of iVoice and reflect significant assumptions and allocations. The Company has relied on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone company.

      As of June 30, 2005, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

      In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $200,000 of secured convertible debentures in August 2004 and an additional $200,000 of secured convertible debentures in November 2004. On February 28, 2005, convertible debentures

                          DEEP FIELD TECHNOLOGIES, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


equal in principal to $400,000 were terminated and replaced with a secured promissory note in the amount of $500,000 ($400,000 representing replacement notes and $100,000 representing new financing).

      The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE  4  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Unified Messaging business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

b)    Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c)    Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated non-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Unified Messaging software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software, It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

                          DEEP FIELD TECHNOLOGIES, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


d)    Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

e)    Product Warranties

      The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to

                          DEEP FIELD TECHNOLOGIES, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

f)    Research and development costs

      Research and development costs will be charged to operations as incurred.

g)    Inventory

      Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

h)    Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      The Company, not being a separate reporting entity, will not receive any benefit from the approximately $400,000 net operating loss allocated to the unified messaging software business contained in these financial statements.

i)    Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

j)    Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the number of shares issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. The shares used in the computation are as follows:


                          DEEP FIELD TECHNOLOGIES, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

                                           For the three months       For the six months
                                                   ended                    ended
                                          June 30,      June 30,     June 30,     June 30,
                                            2005          2004         2005         2004
                                         ----------    ----------   ----------   ----------

Pro Forma Basis and diluted purposes     10,050,000    10,050,000   10,050,000   10,050,000

k)    Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities, As of June 30, 2005 and 2004, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

l)    Recent Accounting Pronouncements

      In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" ("FIN 46-R"). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

      In December, 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

      On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the

                          DEEP FIELD TECHNOLOGIES, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements (note 3(d)). Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the fourth quarter of fiscal year 2005 and thereafter.

NOTE 5 - RELATED PARTY TRANSACTIONS

      During the six months ended June 30, 2004, iVoice allocated operating costs of $52,317 to Deep Field Technologies. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, transfer agents, and human resources. The amortization of the Unified Messaging software has been reflected as cost of sales. Other general categories of operating expense, as well as other income and expense, have been allocated to Deep Field Technologies by iVoice based upon a ratio of revenue of the Unified Messaging software over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if Deep Field Technologies had performed these functions as a stand-alone company.

      In conjunction with the spin-off, Deep Field Technologies has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE 6  -  INCOME TAXES

      The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

         Federal Income Tax Rate                         (34.0)%
         Deferred Tax charge (Credit)                      0.0 %
         Effect on Valuation Allowance                    38.1 %
         State Income Tax, Net of Federal Benefits       ( 4.1)%
         Effective Income Tax Rate                         0.0 %

      Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. The Company has provided a 100% valuation of its deferred tax assets.

                          DEEP FIELD TECHNOLOGIES, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


NOTE 7  -  COMMITMENTS AND CONTINGENCIES

      As discussed in Note 3, the Company has entered into a subscription agreement with certain purchasers for the sale of $500,000 in convertible debentures. The debentures were to be convertible into Class A common stock at the discretion of the holders. Additionally, the Company had entered into a Standby Equity Distribution Agreement whereby the Company, at its discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions would have required the Company to register its common stock under Section 12 (g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions. On February 28, 2005, the Standby Equity Distribution Agreement was terminated. The Company has obtained a non-binding commitment for a Standby Equity Distribution Agreement whereby the Company, at its discretion may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. This transaction will require the Company to register its Class A Common Stock for resale to facilitate this financial transaction.

   On February 28, 2005, convertible debentures equal in principal to $400,000 were terminated and replaced with a secured promissory note in the amount of $500,000 ($400,000 representing replacement notes and $100,000 representing new financing).

      The Company will also assume an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of Deep Field Technologies. This amount is related to funds loaned to iVoice and is unrelated to the operations of Deep Field Technologies. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Deep Field Technologies, Inc., par value $.01 per share, for each dollar owed, (ii) the number of shares of Class A Common Stock of Deep Field Technologies, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

      Deep Field Technologies, Inc. entered into employment agreements with Jerome Mahoney, its Non-Executive Chairman of the Board and Mark Meller, its President, Chief Executive Officer and Chief Financial Officer, as of August 3, 2004 and October 1, 2004, respectively.

      Each of the employment agreements is for a term of five years and provides for annual compensation of $85,000 with an annual increase based on the Consumer Price Index. However, if Deep Field Technologies, Inc. achieves annual sales equal to or greater than $2,000,000, Mr. Mahoney and Mr. Meller will each be entitled to an automatic increase to $145,000. Each will also be entitled to additional bonus incentives based on any mergers or acquisitions completed by the Company.

                          DEEP FIELD TECHNOLOGIES, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


      Mr. Meller will also be entitled to a sum of $50,000 upon the completion of the Distribution. Mr. Meller has agreed to defer the cash receipt of said sum until such time that management believes it has sufficient financing in place to fund this obligation.

      In conjunction with the various spin-offs, Deep Field Technologies has entered into temporary administrative services agreement with iVoice. The administrative services agreements will continue on a month-to- month basis until these companies have found replacement services for those services being provided by iVoice or can provide these services for itself.

      On September 9, 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners pursuant to which the Company may issue and sell to Cornell Capital Partners up to $10 million of the Company's Class A Common Stock over a two year period. Cornell Capital Partners is under no obligation to purchase shares of Class A Common Stock under the Standby Equity Distribution Agreement unless certain conditions are satisfied by SpeechSwitch, including having the registration statement relating to such Class A Common Stock and of which this prospectus is a part declared effective. The purchase price of the Class A Common Stock shall be at ninety-five percent (95%) of the lowest trading price of the Company's Class A Common Stock during the five consecutive trading day period following the notification by the Company of its request for an advance from Cornell Capital Partners under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, the Company entered into an Escrow Agreement, Registration Rights Agreement and Placement Agent Agreement.

NOTE  8  -  CAPITAL STOCK

      Pursuant to the Company's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of the Company's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

a)    Class A Common Stock

      As of June 30, 2005, there were 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding. On August 4, 2005, the Company effected a 100,500-for-one forward stock split of the Class A Common Stock increasing the issued and outstanding shares to 10,050,000. The number of outstanding and issued shares of Class A Common Stock was retroactively adjusted to reflect the aforementioned forward stock split that occurred on August 4, 2005.

      Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment

                          DEEP FIELD TECHNOLOGIES, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


of dividends. The Company has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

b)    Class B Common Stock

      As of June 30, 2005, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that Deep Field Technologies, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of June 30, 2005, no shares were issued or outstanding.

c)    Class C Common Stock

      As of June 30, 2005, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of June 30, 2005, no shares were issued or outstanding.

d)    Preferred Stock

      Deep Field Technologies is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of June 30, 2005, Deep Field Technologies has not issued any shares of Preferred Stock.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
             -------------------------------------------------------

The following unaudited pro forma condensed statements of operations for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the unaudited pro forma condensed balance sheets at June 30, 2005 and December 31, 2004 present the results of operations and financial position of Deep Field Technologies, Inc., assuming that the transactions contemplated by the spin-off had been completed as of the beginning of 2003 with respect to the pro forma consolidated income statements for the six months ended June 30, 2005, and the years ended December 31, 2004 and 2003 for the year ended December 31, 2004 with respect to the pro forma consolidated balance sheet. The pro forma adjustments give effect to the spin-off transaction whereby shareholders of the Company's former parent, iVoice Inc., received a pro-rata distribution of the Company's shares in the form of a taxable dividend. Under the spin-off transaction, the Company received certain intellectual property and liabilities of the Company's former parent, iVoice, Inc. In the opinion of management, they include all material adjustments necessary to reflect, on a pro forma basis, the impact of transactions contemplated by the spin-off on the historical financial information of Deep Field Technologies, Inc.

The pro forma financial information is presented for informational purposes and does not purport to represent what our financial position and our results of operations actually would have been had the separation and related transactions occurred on the dates indicated. Actual results might have differed from pro forma results if Deep Field Technologies had operated independently. The pro forma financial information should not be relied upon as being indicative of results Deep Field Technologies would have had or of future results after the spin-off. The historical selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto included elsewhere in this prospectus.


                   CONDENSED UNAUDITED PRO FORMA BALANCE SHEET

                                   (UNAUDITED)

                               AS OF JUNE 30, 2005


                                                    As              Pro Forma
                                                 Reported           Adjustments        Pro Forma
                                                 ---------          -----------        ----------

Current Assets
    Cash                                         $ 329,790          $    --            $ 329,790
    Accounts Receivable                              3,000               --                3,000
    Inventory                                          317               --                  317
                                                 ---------          ---------          ---------
    Total Current Assets                           333,107               --              333,107
                                                 ---------          ---------          ---------
Total Assets                                     $ 333,107          $    --            $ 333,107
                                                 =========          =========          =========

Current Liabilities
   Accounts payable and accrued
   liabilities:                                     18,439               --               18,439
   Due to related party                            127,500            190,000            317,500
   Convertible debentures                          500,000               --              500,000
                                                 ---------          ---------          ---------
   Total current liabilities                       645,939            190,000            835,939

Stockholder's deficit                             (312,832)          (190,000)          (502,832)
                                                 ---------          ---------          ---------
Total Liabilities and Stockholder's
Deficit                                          $ 333,107          $    --            $ 333,107
                                                 =========          =========          =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                   CONDENSED UNAUDITED PRO FORMA BALANCE SHEET

                                   (UNAUDITED)

                             AS OF DECEMBER 31, 2004


                                                   As              Pro Forma
                                                Reported          Adjustments      Pro Forma
                                                --------          -----------      ---------

Current Assets
    Cash                                       $ 299,566          $    --          $ 299,566
    Accounts Receivable                            3,000               --              3,000
    Inventory                                        317               --                317
                                               ---------          ---------        ---------
    Total Current Assets                         302,883               --            302,883
                                               ---------          ---------        ---------
Total Assets                                   $ 302,883          $    --          $ 302,883
                                               =========          =========        =========
   Accounts payable and accrued
Current Liabilities
   liabilities:                                   47,513               --             47,513
   Due to related party                             --              190,000          190,000
   Convertible debentures                        400,000               --            400,000
   Deferred maint contracts                          112               --                112
                                               ---------          ---------        ---------
   Total current liabilities                     447,625            190,000          637,625

Stockholder's deficit                           (144,742)          (190,000)        (334,742)
                                               ---------          ---------        ---------
Total Liabilities and Stockholder's
Deficit                                        $ 302,883          $    --          $ 302,883
                                               =========          =========        =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                        PRO FORMA STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 2004


                                           As              Pro Forma
                                        Reported           Adjustments        Pro Forma
                                        ---------          -----------        ---------

Sales, net                              $   7,344          $    --            $   7,344

Cost of Sales                               2,352               --                2,352
                                        ---------          ---------          ---------
Gross Profit                                4,992               --                4,992

Selling General and
    Administrative Expenses               125,738             35,000            160,738
                                        ---------          ---------          ---------

Loss from Operations                     (120,746)           (35,000)          (155,746)

Other Income (Expense)                    (73,515)           (12,350)           (85,865)
                                        ---------          ---------          ---------

Loss before Income Taxes                 (194,261)           (47,350)          (241,611)

Provision for Income Taxes                   --                 --                 --
                                        ---------          ---------          ---------

Net Loss                                $(194,261)         $ (47,350)         $(241,611)
                                        =========          =========          =========

Net Loss Per Common Share:
    Basic                                                                     $   (0.02)
                                                                              =========
    Diluted                                                                   $   (0.02)
                                                                              =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                        PRO FORMA STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                         SIX MONTHS ENDED JUNE 30, 2005


                                              As           Pro Forma
                                           Reported        Adjustments     Pro Forma
                                          ---------        -----------     ---------

Sales, net                                $     112        $    --         $     112

Cost of Sales                                  --               --              --
                                          ---------        ---------       ---------
Gross Profit                                    112             --               112

Selling General and
    Administrative Expenses                 148,042             --           148,042
                                          ---------        ---------       ---------

Loss from Operations                       (147,930)            --          (147,930)

Other Income (Expense)                      (20,160)          (8,075)        (28,235)
                                          ---------        ---------       ---------

Loss before Income Taxes                   (168,090)          (8,075)       (176,165)

Provision for Income Taxes                     --               --              --
                                          ---------        ---------       ---------

Net Loss                                  $(168,090)       $  (8,075)      $(176,165)
                                          =========        =========       =========

Net Loss Per Common Share:
    Basic                                                                  $   (0.02)
                                                                           =========
    Diluted                                                                $   (0.02)
                                                                           =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                        PRO FORMA STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 2003


                                               As               Pro Forma
                                            Reported            Adjustments        Pro Forma
                                            ---------           -----------        ---------

Sales, net                                  $   8,505                              $   8,505

Cost of Sales                                   3,447                --                3,447
                                            ---------           ---------          ---------

Gross Profit                                    5,058                --                5,058

Selling General and
    Administrative Expenses                    24,288              60,000             84,288
                                            ---------           ---------          ---------

Income (Loss) from Operations                 (19,230)            (60,000)           (79,230)

Other Income (Expense)                         (9,708)            (12,350)           (22,058)
                                            ---------           ---------          ---------

Loss before Income Taxes                      (28,938)            (72,350)          (101,288)

Provision for Income Taxes                       --                  --                 --
                                            ---------           ---------          ---------

Net Loss                                    $ (28,938)          $ (72,350)         $(101,288)
                                            =========           =========          =========

Net Loss Per Common Share:

Basic                                                                              $   (0.01)
                                                                                   =========
    Diluted                                                                        $   (0.01)
                                                                                   =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

          NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1.

The historical financial statements of Deep Field Technologies, Inc. reflect periods during which Deep Field Technologies did not operate as a separate, independent public company. Certain estimates, assumptions and allocations were made in preparing such financial statements. Therefore, the historical financial statements do not necessarily reflect the results of operations or financial position that would have occurred had Deep Field Technologies been a separate, independent public company during the periods presented, nor are they indicative of future performance.

Management believes that the estimates, assumptions and allocations made in preparing the historical financial statements are reasonable.

NOTE 2.

The pro forma unaudited balance sheet for the year ended December 31, 2004 was prepared assuming the distribution occurred on December 31, 2004 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to December 31, 2003 as follows:

      (a) The Company is assuming an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice. The note will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid or until default. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either
            (i) one Class B common stock share of Deep Field Technologies, Inc., par value $.01, for each dollar owed, (ii) the number of Class A common stock shares of Deep Field Technologies, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

The pro forma unaudited balance sheet for the six months ended June 30, 2005 was prepared assuming the distribution occurred on June 30, 2005 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to December 31, 2003 as follows:

      a) The Company is assuming an outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice. The note representing such obligation will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid or until default. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Deep Field, Inc., par value $.01, for each dollar owed,
            (ii) the number of Class A common stock shares of Deep Field, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

NOTE 3.

The pro forma unaudited statement of operations for the year ended December 31, 2004 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

      (a) $35,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between Deep Field Technologies and iVoice, Inc.

      (b) $12,350 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by Deep Field Technologies.

The pro forma unaudited statement of operations for the year ended December 31, 2003 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

      (a) $60,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between Deep Field Technologies and iVoice, Inc. The administrative services agreement sets forth charges generally intended to allow the providing company to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses. In conjunction with the spin-off, Deep Field Technologies has entered into a temporary administrative service agreement with iVoice. The administrative services agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or can provide these services for itself.

      (c) $12,350 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by Deep Field Technologies.

The pro forma unaudited statement of operations for the six months ended June 30, 2005 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

      a) $8,075 in interest at 8.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by Deep Field Technologies.

NOTE 4.

The average number of shares of Deep Field Technologies common stock used in the computation of basic and diluted net income per share was 10,050,000 for the six months ended June 30, 2005 and years ended December 31, 2004 and 2003, based on a distribution ratio of one share of Deep Field Technologies Class A common stock for every 988 shares of iVoice common stock. Since the Company is in a net loss position, all common stock equivalents are considered anti-dilutive and are therefore not included in the calculation of earnings per share.

=======================================       ==================================
All dealers that effect transactions in
these securities, whether or not
participating in this offering may be
required to deliver a prospectus. This
is in addition to the dealers'
obligation to deliver a prospectus when
acting as underwriters and with respect
to their unsold allotments or
subscription. The information contained
in this prospectus is current only as of         Deep Field Technologies, Inc.
its date.

          ____________________                      1,053,781,579 Shares of
                                                      Class A Common Stock
            TABLE OF CONTENTS

                                Page                  ____________________
                                ----
Prospectus Summary...............
Summary of the Distribution......
Summary Condensed Financial
  Information....................                            [LOGO]
Potential Dilution Due to
  Conversion at Below Market
  Price..........................
Risk Factors.....................
Cautionary Statement Regarding                        ____________________
  Forward-Looking Statements.....
Use of Proceeds..................
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations......                     Date: ________, 2005
Our Business.....................
Deep Field Technologies'
  Management.....................
Certain Relationships and Related
  Transactions Principal
  Stockholders...................
Description of Securities .......
The Distribution.................
Federal Income Tax Consequences
  of the Distribution............
Reasons for Furnishing this
  Document.......................
Relationship between iVoice and
  Deep Field Technologies
  following the Distribution.....
Where You Can Find More
  Information Index to
  Financial Statements...........

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      Deep Field Technologies' bylaws provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of Deep Field Technologies) by reason of the fact that such person is or was a director or an officer of Deep Field Technologies against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of Deep Field Technologies and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. Deep Field Technologies' bylaws also provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of Deep Field Technologies to procure a judgment in its favor by reason of the fact that said person is or was a director or an officer of Deep Field Technologies against expenses actually and reasonably incurred in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person reasonably believed to be in the best interests of Deep Field Technologies and with such care, including reasonable inquiry, that such action would not be deemed grossly negligent on the part of such person.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Deep Field Technologies will pay all expenses in connection with this offering.

       Securities and Exchange Commission Registration Fee            $1,240
       Printing and Engraving Expenses                               $25,000
       Accounting Fees and Expenses                                  $16,750
       Legal Fees and Expenses                                      $100,000
       Miscellaneous                                                 $40,000
                                                                    --------
       TOTAL                                                        $182,990
                                                                    ========

Item 26. Recent Sales of Unregistered Securities

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation for Sloan Securities to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement with respect to such securities. On August 12 and November 19, 2004, Deep Field Technologies issued an aggregate of $400,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. The debentures were convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures could be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of Deep Field Technologies. On February 28, 2005, the placement agent agreement with Sloan Securities was terminated and the secured convertible debentures were terminated and replaced by a promissory note in the amount of $500,000 ($400,000 representing replacement notes and $100,000 representing new financing).

      Effective August 12, 2004, Deep Field Technologies entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, Deep Field Technologies entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. In September 2005, Deep Field Technologies and Cornell Capital entered into a Standby Equity Distribution Agreement whereby Cornell Capital agreed has offered, subject to satisfaction of certain conditions, to purchase shares of Deep Field Technologies' common stock upon the terms set forth therein. Pursuant to the terms of the Standby Equity Distribution Agreement, Deep Field Technologies, subject to satisfaction of conditions, may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares would be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that Deep Field Technologies delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down would also be payable at the time of funding. In addition, Cornell Capital Partners would receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective.

      In September 2005, the Company entered into a placement agent agreement with Monitor Capital. Under the placement agent agreement the Company agreed to issue to Monitor Capital on or about the date of effectiveness of this registration statement a number of shares equal to $10,000 divided by the closing bid price of our Class A common stock on the date of effectiveness of this registration statement.

      On August 5, 2005, Deep Field Technologies assumed from iVoice outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds loaned to iVoice and unrelated to the operations of Deep Field Technologies. Deep Field Technologies, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note representing such obligation. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Deep Field Technologies, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of Deep Field Technologies calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. Deep Field Technologies has yet to record this liability on its financial statements, as such indebtedness was not assumed by Deep Field Technologies until August 5, 2005.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. Deep Field Technologies made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by Deep Field Technologies, after approval by our legal counsel. Deep Field Technologies believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. Deep Field Technologies also believes that the investors had access to the same type of information as would be contained in a registration statement.

Item 27. Exhibits

No.          Description
---          -----------

3.1 Amended and Restated Certificate of Incorporation of Deep Field Technologies, Inc. (filed as Exhibit 3.1 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

3.2 By-laws of Deep Field Technologies, Inc. (filed as Exhibit 3.2 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

4.1 Form of Deep Field Technologies, Inc. 5% Secured Convertible Debenture due August 12, 2006 issued to Cornell Capital Partners, LP (filed as Exhibit 4.1 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

5.1*         Opinion of Meritz & Muenz LLP

9.1          Voting Agreement, dated August 5, 2005, between Jerome Mahoney and
             Mark Meller

9.2          Irrevocable Proxy of Mark Meller, dated August 5, 2005

10.1 Standby Equity Distribution Agreement, dated August 12, 2004, between Cornell Capital Partners, LP and iVoice Technology 2, Inc. (filed as Exhibit 10.1 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

10.2 Securities Purchase Agreement, dated August 12, 2004, between iVoice Technology 2, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.2 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

10.3 Escrow Agreement, dated August 12, 2004, between iVoice Technology 2, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP (filed as Exhibit 10.3 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

10.4 Registration Rights Agreement, dated August 12, 2004, between iVoice Technology 2, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.4 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

10.5 Escrow Agreement, dated August 12, 2004, between iVoice Technology 2, Inc., Cornell Capital Partners, LP. and Butler Gonzalez LLP (filed as Exhibit 10.5 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

10.6 Investor Registration Rights Agreement, dated August 12, 2004, between iVoice Technology 2, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.6 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

10.7 Security Agreement, dated August 12, 2004, between iVoice Technology 2, Inc. and Cornell Capital Partners, LP (filed as
             Exhibit 10.7 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

10.8 Placement Agent Agreement, dated August 12, 2004, between iVoice Technology 2, Inc. and Sloan Securities Corporation (filed as
             Exhibit 10.8 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

10.9 Employment Agreement, dated as of August 3, 2004, between iVoice Technology 2, Inc. and Jerome Mahoney (filed as Exhibit 10.9 to Deep Field Technologies, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120506, filed on April 14, 2005, and incorporated herein by reference)

10.10 Employment Agreement, dated as of October 1, 2004, between iVoice Technology 2, Inc. and Mark Meller (filed as Exhibit 10.10 to Deep Field Technologies, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120506, filed on April 14, 2005, and incorporated herein by reference)

10.11 Administrative Services Agreement, dated August 1, 2004, between iVoice, Inc. and iVoice Technology 2, Inc. (filed as Exhibit 10.11 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

10.12 Assignment and Assumption Agreement and Consent, dated November 11, 2004 between iVoice Technology 2, Inc. and Deep Field Technologies, Inc. (filed as Exhibit 10.12 to Deep Field Technologies, Inc.'s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120506, filed on June 24, 2005, and incorporated herein by reference)

10.13 Corporate Contribution and General Conveyance Agreement, dated August 5, 2005 between iVoice, Inc. and Deep Field Technologies, Inc.

10.14        [Intentionally Omitted.]

10.15        Waiver dated January 6, 2005 of Jerome Mahoney (filed as Exhibit
             10.15 to Deep Field Technologies, Inc.'s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120506, filed on June 24, 2005, and incorporated herein by reference)

10.16 Promissory Note from Deep Field Technologies, Inc. to Jerome Mahoney, dated August 5, 2005

10.17 Amendment to Employment Agreement, dated January 11, 2005 between Deep Field Technologies, Inc. and Mark Meller (filed as

             Exhibit 10.17 to Deep Field Technologies, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120506, filed on January 13, 2005, and incorporated herein by reference)

10.18 Termination Agreement, dated February 28, 2005, between Cornell Capital Partners, LP and Deep Field Technologies, Inc., with respect to a Securities Purchase Agreement, Convertible Debentures, Security Agreement, Investor Registration Rights Agreement, an Escrow Agreement and Irrevocable Transfer Agent Instructions, each dated August 13, 2004 (filed as Exhibit 10.18 to Deep Field Technologies, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120506, filed on April 14, 2005, and incorporated herein by reference)

10.19 Termination Agreement, dated February 28, 2005, between Cornell Capital Partners, LP and Deep Field Technologies, Inc., with respect to a Standby Equity Distribution Agreement, Registration Rights Agreement, Escrow Agreement and Placement Agent Agreement, each dated August 13, 2004 (filed as Exhibit 10.19 to Deep Field Technologies, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120506, filed on April 14, 2005, and incorporated herein by reference)

10.20 Promissory Note, dated February 28, 2005, from Deep Field Technologies, Inc. to Cornell Capital Partners, LP (filed as
             Exhibit 10.20 to Deep Field Technologies, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120506, filed on April 14, 2005, and incorporated herein by reference)

10.21 Security Agreement, dated as of February 28, 2005, by and between Deep Field Technologies, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.21 to Deep Field Technologies, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120506, filed on April 14, 2005, and incorporated herein by reference)

10.22 Guaranty of Promissory Note, dated February 28, 2005, from Deep Field Technologies, Inc. to Cornell Capital Partners, LP, made by iVoice, Inc. in favor of Cornell Capital Partners, LP (filed as
             Exhibit 10.22 to Deep Field Technologies, Inc.'s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120506, filed on June 24, 2005, and incorporated herein by reference)

10.23 Non-Binding Letter of Intent, dated March 9, 2005, between Cornell Capital Partners, LP and Deep Field Technologies, Inc. (filed as
             Exhibit 10.23 to Deep Field Technologies, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120506, filed on April 14, 2005, and incorporated herein by reference)

10.24 Amendment No. 1 to Employment Agreement, dated April 1, 2005, between Deep Field Technologies, Inc. and Jerome Mahoney (filed as
             Exhibit 10.24 to Deep Field Technologies, Inc.'s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120506, filed on June 24, 2005, and incorporated herein by reference)

10.25 Amendment No. 2 to Employment Agreement, dated May 25, 2005, between Deep Field Technologies, Inc. and Jerome Mahoney (filed as
             Exhibit 10.25 to Deep Field Technologies, Inc.'s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120506, filed on June 24, 2005, and incorporated herein by reference)

10.26 Amendment No. 2 to Employment Agreement, dated April 1, 2005, between Deep Field Technologies, Inc. and Mark Meller (filed as
             Exhibit 10.26 to Deep Field Technologies, Inc.'s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120506, filed on June 24, 2005, and incorporated herein by reference)

10.27 Amendment No. 3 to Employment Agreement, dated May 25, 2005, between Deep Field Technologies, Inc. and Mark Meller (filed as
             Exhibit 10.27 to Deep Field Technologies, Inc.'s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120506, filed on June 24, 2005, and incorporated herein by reference)

10.28 Amendment No. 3 to Employment Agreement, dated July 18, 2005, between Deep Field Technologies, Inc. and Jerome Mahoney (filed as
             Exhibit 10.28 to Deep Field Technologies, Inc.'s Amendment No. 4 to Form SB-2 Registration Statement, File No. 333-120506, filed on July 28, 2005, and incorporated herein by reference)

10.29 Amendment No. 4 to Employment Agreement, dated July 18, 2005, between Deep Field Technologies, Inc. and Mark Meller (filed as
             Exhibit 10.29 to Deep Field Technologies, Inc.'s Amendment No. 4 to Form SB-2 Registration Statement, File No. 333-120506, filed on July 28, 2005, and incorporated herein by reference)

10.30 Standby Equity Distribution Agreement, dated September 9, 2005, between Cornell Capital Partners, LP and Deep Field Technologies, Inc. (filed as Exhibit 10.1 to Deep Field Technologies, Inc.'s Current Report on Form 8-K, filed on September 15, 2005, and incorporated herein by reference)

10.31 Escrow Agreement, dated September 9, 2005, between Deep Field Technologies, Inc., Cornell Capital Partners, LP. and David Gonzalez, Esq. (filed as Exhibit 10.4 to Deep Field Technologies, Inc.'s Current Report on Form 8-K, filed on September 15, 2005, and incorporated herein by reference)

10.32 Placement Agent Agreement, dated September 9, 2005, between Deep Field Technologies, Inc. and Monitor Capital Inc. (filed as Exhibit
             10.3 to Deep Field Technologies, Inc.'s Current Report on Form 8-K, filed on September 15, 2005, and incorporated herein by reference)

10.33 Registration Rights Agreement, dated September 9, 2005, between Deep Field Technologies, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.2 to Deep Field Technologies, Inc.'s Current Report on Form 8-K, filed on September 15, 2005, and incorporated herein by reference)

10.34 Amendment No. 4 to Employment Agreement, dated September 29, 2005, between Deep Field Technologies, Inc. and Jerome Mahoney

10.35 Amendment No. 5 to Employment Agreement, dated September 29, 2005, between Deep Field Technologies, Inc. and Mark Meller

16 Letter of Mendlowitz Weitsen, LLP, dated May 27, 2005, with respect to the change in the Company's principal accountants (filed as Exhibit 16 to Deep Field Technologies, Inc.'s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120506, filed on June 24, 2005, and incorporated herein by reference)

23.1         Consent of Bagell, Josephs & Company, L.L.C.

23.2*        Consent of Meritz & Muenz LLP

________________
* To be filed by amendment.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii)Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, on September 30, 2005.

                                    DEEP FIELD TECHNOLOGIES, INC.

                                    By: /s/ Mark Meller
                                       ----------------------------------------
                                    Name:   Mark Meller
                                    Title:  President, Chief Executive
                                            Officer, Chief Financial Officer and
                                            Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                      TITLE                          DATE
---------                      -----                          ----

/s/ Jerome R. Mahoney          Non-Executive Chairman of      September 30, 2005
------------------------       the Board
Jerome R. Mahoney

/s/ Mark Meller                President (Principal           September 30, 2005
------------------------       Executive Officer), Chief
Mark Meller                    Executive Officer  and Chief
                               Financial Officer (Principal
                               Accounting Officer) and
                               Director